                                                                     EXHIBIT 2.1


Pages where confidential treatment have been requested are marked "Confidential Treatment Requested." The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place and in the margin with a star (*).



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG



                            GROUP 1 AUTOMOTIVE, INC.,
                             A DELAWARE CORPORATION



                                       AND



                          MILLER AUTOMOTIVE GROUP, INC.
                            A CALIFORNIA CORPORATION



                                       AND



                    FREDERIC HARRIS MILLER AND BARBARA MILLER
                 TRUSTEES OF THE MILLER TRUST OF 1980 (RESTATED)
                              AND MICHAEL E. MILLER





                         DATED AS OF APRIL ______, 2002

                                TABLE OF CONTENTS

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ARTICLE 1      TERMS OF THE TRANSACTION .................................... 1
    1.1        Agreement to Sell and to Purchase the Shares ................ 1
    1.2        Purchase Price .............................................. 1
    1.3        Cash and Receivables ........................................ 4
    1.4        Inventory ................................................... 4
    1.5        Fixed Assets ................................................ 5
    1.6        Excluded Assets ............................................. 6
    1.7        Liabilities ................................................. 7
    1.8        Closing ..................................................... 7
    1.9        Closing Obligations ......................................... 8
    1.10       Adjustments ................................................. 9
    1.11       Payment .................................................... 10

ARTICLE 2      REPRESENTATIONS AND WARRANTIES OF THE SELLERS .............. 10
    2.1        Disclosure ................................................. 10
    2.2        Organization and Good Standing ............................. 11
    2.3        Authority .................................................. 11
    2.4        Not Used ................................................... 11
    2.5        Absence of Conflicts ....................................... 11
    2.6        Capital Stock .............................................. 12
    2.7        Financial Statements ....................................... 13
    2.8        Books and Records .......................................... 13
    2.9        Assets; Encumbrances ....................................... 13
    2.10       Condition and Sufficiency of Assets ........................ 13
    2.11       Accounts Receivables ....................................... 14
    2.12       Inventory .................................................. 14
    2.13       No Undisclosed Liabilities ................................. 14
    2.14       Taxes ...................................................... 14
    2.15       Employee Benefits .......................................... 15
    2.16       Compliance with Laws ....................................... 16
    2.17       Legal Proceedings .......................................... 16
    2.18       Absence of Changes ......................................... 17
    2.19       Contracts and Commitments .................................. 18
    2.20       Insurance .................................................. 19
    2.21       Environmental Matters ...................................... 19
    2.22       Employees .................................................. 21
    2.23       Intellectual Property ...................................... 22
    2.24       Certain Payments ........................................... 23
    2.25       Relationships with Related Persons ......................... 23
    2.26       Brokers or Finders ......................................... 23
    2.27       Leased Assets .............................................. 23
    2.28       Phantom Stock Plan ......................................... 24


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                                TABLE OF CONTENTS
                                   (continued)


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    2.29       Finance & Insurance Programs ............................... 25
    2.30       Subsidiaries and Investments ............................... 25
    2.31       Permits, Etc ............................................... 25
    2.32       Powers of Attorney ......................................... 26
    2.33       Bank Accounts, Credit Cards, Safe Deposit Boxes and
               Cellular Telephones ........................................ 26
    2.34       Warranties ................................................. 26
    2.35       Directors and Officers ..................................... 26
    2.36       Suppliers and Customers .................................... 26
    2.37       Former Subsidiaries ........................................ 26
    2.38       Not Used ................................................... 26
    2.39       Litigation Regarding Seller ................................ 26
    2.40       Approvals .................................................. 27
    2.41       Manufacturer Communications ................................ 27
    2.42       Luz de Oro ................................................. 27

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF BUYER .................... 27
    3.1        Organization and Good Standing ............................. 27
    3.2        Authority .................................................. 27
    3.3        No Conflict ................................................ 27
    3.4        Certain Proceedings ........................................ 28
    3.5        Brokers or Finders ......................................... 28
    3.6        Misstatements and Omissions ................................ 28

ARTICLE 4      COVENANTS OF EACH ACQUIRED COMPANY AND OF THE
               SELLERS PRIOR TO CLOSING ................................... 28
    4.1        Access ..................................................... 28
    4.2        Operation of the Businesses of each Acquired Company ....... 28
    4.3        Prohibited Activities ...................................... 29
    4.4        Required Approvals ......................................... 29
    4.5        Notification ............................................... 29
    4.6        Payment of Indebtedness by Related Persons ................. 30
    4.7        No Negotiation ............................................. 30
    4.8        Best Efforts ............................................... 30
    4.9        Removal of Related Party Guarantees ........................ 30
    4.10       Related Party Agreements ................................... 30
    4.11       Real Property and Lease Agreements ......................... 30
    4.12       Guaranty of Receivables .................................... 32
    4.13       Woodland Hills Nissan Add-Point ............................ 33
    4.14       Management Team ............................................ 33


                                       ii
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                                TABLE OF CONTENTS
                                   (continued)


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ARTICLE 5      COVENANTS OF BUYER PRIOR TO CLOSING DATE ................... 33
    5.1        Approvals of Governmental Bodies ........................... 33
    5.2        Lease ...................................................... 33
    5.3        Release of Guarantees ...................................... 33
    5.4        Best Efforts ............................................... 33

ARTICLE 6      CONDITIONS PRECEDENT TO BUYER'S OBLIGATION
               TO CLOSE ................................................... 34
    6.1        Accuracy of Representations ................................ 34
    6.2        Sellers' Performance ....................................... 34
    6.3        Consents ................................................... 34
    6.4        Additional Conditions Precedent ............................ 34
    6.5        Resignation of Directors and Officers ...................... 36
    6.6        Manufacturer Approval ...................................... 36

ARTICLE 7      CONDITIONS PRECEDENT TO SELLERS' OBLIGATION
               TO CLOSE ................................................... 36
    7.1        Accuracy of Representations ................................ 36
    7.2        Buyer's Performance ........................................ 36
    7.3        Consents ................................................... 37
    7.4        Additional Documents ....................................... 37
    7.5        No Injunction .............................................. 37
    7.6        Physical Inventory ......................................... 37

ARTICLE 8      POST-CLOSING AND OTHER COVENANTS ........................... 37
    8.1        General .................................................... 37
    8.2        Litigation Support ......................................... 37
    8.3        Transition ................................................. 38
    8.4        Post-Closing Notifications ................................. 38
    8.5        Transfer Taxes ............................................. 38
    8.6        Payment of Expenses ........................................ 38
    8.7        Tax Periods Ending on or Before the Closing Date ........... 38
    8.8        Release .................................................... 38
    8.9        Non-Competition Obligations ................................ 39
    8.10       Non-Hiring Provisions ...................................... 40
    8.11       IRC Section 338 Election ................................... 41
    8.12       Vehicle Service Contract Trust Funds ....................... 41
    8.13       Phantom Stock Plan ......................................... 41

ARTICLE 9      TERMINATION ................................................ 41
    9.1        Termination Events ......................................... 41
    9.2        Effect of Termination ...................................... 41


                                      iii
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE 10     INDEMNIFICATION; REMEDIES .................................. 42
    10.1       Survival ................................................... 42
    10.2       Indemnification by Sellers ................................. 42
    10.3       Indemnification by Buyer ................................... 43
    10.4       Claims for Indemnification ................................. 43
    10.5       Procedures for Indemnification -- Third Party Claims ....... 43
    10.6       Procedures for Indemnification -- Other Claims ............. 44
    10.7       Limitations of Indemnification ............................. 44
    10.8       Setoff ..................................................... 44
    10.9       Applicability .............................................. 45

ARTICLE 11     GENERAL PROVISIONS ......................................... 45
    11.1       Expenses ................................................... 45
    11.2       Public Announcements ....................................... 45
    11.3       Confidentiality ............................................ 45
    11.4       Notices .................................................... 46
    11.5       Insider Liability .......................................... 46
    11.6       Waiver ..................................................... 47
    11.7       Entire Agreement and Modification .......................... 47
    11.8       Schedules .................................................. 47
    11.9       Assignments, Successors, and No Third-Party Rights ......... 47
    11.10      Severability ............................................... 48
    11.11      Section Headings, Construction ............................. 48
    11.12      Time Of Essence ............................................ 48
    11.13      Governing Law .............................................. 48
    11.14      Counterparts ............................................... 48
    11.15      Attorneys' Fees ............................................ 48
    11.16      Concurrent Conditions ...................................... 48
    11.17      Jurisdiction; Arbitration .................................. 49

ARTICLE 12     DEFINITIONS ................................................ 50
               "Acquired Companies" ....................................... 50
               "Affiliate" ................................................ 50
               "Affiliate Payables" ....................................... 50
               "Applicable Contract" ...................................... 50
               "Balance Sheet" ............................................ 50
               "Best Efforts" ............................................. 50
               "Breach" ................................................... 50
               "Business Day" ............................................. 50
               "Closing Date" ............................................. 50
               "Company" .................................................. 50
               "Consent" .................................................. 50
               "Contemplated Transactions" ................................ 51
               "Contract" ................................................. 51


                                       iv
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                                TABLE OF CONTENTS
                                   (continued)

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               "Corporations" ............................................. 51
               "Culver City Honda Dealership Location" .................... 51
               "Culver City Toyota Dealership Location" ................... 51
               "Dealership Locations" ..................................... 51
               "Disclosure Letter" ........................................ 51
               "Employee Plan" ............................................ 51
               "Encumbrance" .............................................. 51
               "Environment" .............................................. 51
               "Environmental, Health, and Safety Liabilities" ............ 52
               "Environmental Law" ........................................ 52
               "ERISA" .................................................... 52
               "Facilities" ............................................... 52
               "GAAP" ..................................................... 52
               "Governmental Authorization" ............................... 53
               "Governmental Body" ........................................ 53
               "Group 1" .................................................. 53
               "Guaranty" ................................................. 53
               "Hazardous Activity" ....................................... 53
               "Hazardous Materials" ...................................... 53
               "Honda" .................................................... 53
               "HSR Act" .................................................. 53
               "IRC" ...................................................... 53
               "IRS" ...................................................... 53
               "Knowledge" ................................................ 54
               "Legal Requirement" ........................................ 54
               "Management Team" .......................................... 54
               "Manufacturer" ............................................. 54
               "Material Agreement" ....................................... 54
               "Material Environmental Liability" ......................... 54
               "Mitsubishi" ............................................... 54
               "Modified GAAP" ............................................ 54
               "Nissan" ................................................... 54
               "Occupational Safety and Health Law" ....................... 54
               "Order" .................................................... 54
               "Ordinary Course of Business" .............................. 54
               "Organizational Documents" ................................. 55
               "Person" ................................................... 55
               "Proceeding" ............................................... 55
               "Purchase Price" ........................................... 55
               "Real Properties" .......................................... 55
               "Related Guarantees" ....................................... 55
               "Related Party Agreement" .................................. 55
               "Related Person" ........................................... 55
               "Release" .................................................. 56


                                        v
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                                TABLE OF CONTENTS
                                   (continued)


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               "Representative" ............................................ 56
               "Schedule" .................................................. 56
               "Securities Act" ............................................ 56
               "Sellers' Releases" ......................................... 56
               "Shares" .................................................... 56
               "Subsidiary" ................................................ 56
               "Tax Return" ................................................ 56
               "Threat of Release" ......................................... 56
               "Threatened" ................................................ 57
               "Toyota" .................................................... 57
               "Van Nuys Honda Dealership Location" ........................ 57
               "Van Nuys Infiniti Dealership Location" ..................... 57
               "Van Nuys Mitsubishi Dealership Location" ................... 57
               "Van Nuys Nissan Dealership Location" ....................... 57
               "Woodland Hills Nissan Dealership Location" ................. 57

ANNEX I        STOCK OWNERSHIP ............................................. 61

EXHIBIT "6.4(a)" OPINION OF SELLERS' COUNSEL ....... Exhibit 6.4(a) - Pages 1-4

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") dated effective this _______ day of April, 2002, is among GROUP 1 AUTOMOTIVE, INC., a Delaware corporation, and its assigns ("Buyer") and MILLER AUTOMOTIVE GROUP, INC., a California corporation ("Company") and the persons whose names are set forth on ANNEX I hereto (collectively and individually "Sellers") which Sellers are, directly and indirectly, the holders in the aggregate of one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company ("Shares"). Terms capitalized but not otherwise defined herein have the meanings ascribed to them in Article 12.

                                   WITNESSETH

         WHEREAS, the Company owns one hundred percent (100%) of the issued and outstanding capital stock of Miller Family Company, Inc. d/b/a Miller Honda of Van Nuys, a California corporation, Miller Infiniti Inc., a California corporation, Miller Imports, Inc. d/b/a Miller Mitsubishi, Inc., a California corporation, Miller Nissan, Inc., a California corporation, Millbro, Inc. d/b/a Miller Honda of Culver City, a California corporation, FMM, Inc. d/b/a Miller Toyota, a California corporation, and Miller Motors Van Nuys, Inc., a California corporation (collectively "Corporations" or "Subsidiary" or "Subsidiaries");

         WHEREAS, based upon the representations and warranties herein made Sellers and on the terms and subject to the conditions contained herein, Buyer wishes to acquire one hundred percent (100%) of the issued and outstanding capital stock of Company;

         WHEREAS, based upon the representations and warranties herein made by Buyer and on the terms and subject to the conditions contained herein, Sellers wish to sell to Buyer the Shares; and

         WHEREAS, the parties agree that this is a cash transaction and the parties will not make an election under IRC Section 338(h)(10).

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

                                    ARTICLE 1
                            TERMS OF THE TRANSACTION

         1.1 AGREEMENT TO SELL AND TO PURCHASE THE SHARES. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Shares of Company, as set forth on ANNEX I. At the Closing, the Sellers shall deliver to the Buyer a certificate or certificates representing the Shares, duly endorsed in blank or with a fully executed stock power attached, all in proper form for transfer with all transfer taxes, if any, paid by the Sellers. The Shares shall be delivered to the Buyer free and clear of all Encumbrances.

         1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares will be an aggregate amount consisting of the value of the Goodwill for the Acquired Companies as

                        CONFIDENTIAL TREATMENT REQUESTED

   defined in SECTION 1.2(b) below, plus or minus the Tangible Net Worth of the Acquired Companies, as defined in SECTION 1.2(a) below.

                     (a) The Tangible Net Worth ("Tangible Net Worth") shall be calculated as of the Effective Closing Date (as hereinafter defined), as follows: (i) by adding the items listed in SECTION 1.3 through 1.6, and (ii) subtracting the total amount of the liabilities described in SECTION 1.7. No value shall be attributed to any assets, intangible or otherwise, other than as specifically provided in SECTIONS 1.3 THROUGH 1.6. For computation of the Tangible Net Worth, the inventories shall be valued in accordance with the provisions of SECTION 1.4, below.

* (b) Goodwill is to be calculated by multiplying [REDACTED] times Adjusted Pre-Tax Earnings, as hereinafter defined. Adjusted Pre-Tax Earnings are the actual Modified GAAP pre-tax earnings of the Acquired Companies for the twelve (12) months ended December 31, 2001 ("PTE"), adjusted as follows:

                    (1) Increased or decreased by the actual 2001 adjustments to the LIFO inventory reserve included in the pre-tax earnings.

                    (2) Increased or decreased based on the difference between the actual rent expense included in the PTE and the go-forward rent established in the Leases, as hereinafter defined, and provided for in SECTION 4.11 (excluding any rent attributable to the planned improvements at the Sepulveda Boulevard Honda Service Center and the Woodland Hills Nissan Add-Point).

                    (3) Increased by any compensation included in the PTE, inclusive of state and federal payroll and other taxes and the reasonable value of all benefits paid and expenses, paid to the individuals identified on
                         SCHEDULE 1.2(b)(3) ("Excluded Employees"). The PTE shall be increased by any compensation or fees paid to Company or any Affiliate controlled by Sellers, whether fixed or determined on a percentage basis (e.g. MAG management fee).

                    (4) Increased by actual income generated by the Subsidiaries, such as income from Manufacturer incentives, warranties, finance or insurance, which was paid or payable to the Company or any Affiliates of the Subsidiaries, to the extent such income is not included in the PTE.

                    (5) Increased by any personal expenses, demonstrator vehicles, travel and entertainment incurred by Principals as described in the Sellers information memorandum, entitled Project Delta Informational Memorandum, dated July 30, 2001.

                    (6) Increased by (i) the first year pro-forma pre-tax income for the new Culver City Honda facilities, which is agreed to be One Million Five Hundred Ninety-Five Thousand Dollars ($1,595,000); and (ii) the first year pro forma pre-tax income ("Pro Forma") of the Woodland Hills Nissan Add-Point, which is agreed to be Eight Hundred Seventy-Five Thousand Dollars ($875,000), reduced by the amount, if any, that the estimated rent factor in the Pro Forma exceeds the Nissan per new unit average rent factor for the Los Angeles market.

                    (7) Increased by (i) the expenditures in 2001 for environmental remediation at the Van Nuys Infiniti Dealership location, (ii) the amount of Two Hundred Fifty Thousand Dollars ($250,000) in recognition of the underutilization of the Toyota and Honda properties in Culver City, and (iii) Two Hundred Sixteen Thousand Dollars ($216,000) in recognition of the underutilization of the Sepulveda Boulevard Honda Service Center property. Increased or decreased by any other reasonable non-recurring income, or expenses or personal expenses of Principal customarily adjusted by Buyer in transaction of this type, as agreed between Buyer and Sellers. The PTE will not be adjusted for any overstatement of pretax income arising from the Van Nuys Nissan and Mitsubishi sales issues described as Luz de Oro, occurring in the first quarter of 2001, except to the extent the overstatement to PTE exceeds One Hundred Thousand Dollars ($100,000). However, any deduction or reduction in determining the PTE resulting from Luz de Oro sales issues consisting of expenses of settlement or losses from repossessions shall increase the PTE to the extent that such expenses or losses have been deducted in deriving the Adjusted PreTax Earnings, net of profits (i.e., gross profits less sales commissions), from the sale of such repossessed vehicles.

                    (8) Sellers will prepare and deliver to Buyer a computation of the good will and the Adjusted Pre-Tax Earnings within twenty-one (21) days after the date of execution of this Agreement. In the event that the adjustments provided for in paragraph (2) of this SECTION 1.2(b) have not been determined within such time period, Sellers shall deliver a preliminary computation of Adjusted Pre-Tax Earnings utilizing the actual lease expense for the year 2001. The Buyer will have fifteen
                         (15) days to review the Sellers' computation of the Adjusted Pre-Tax Earnings. Buyer and Sellers shall negotiate in good faith to reconcile the difference, if any, between Sellers' computation of the Adjusted Pre-Tax Earnings and Buyer's computation of the Adjusted Pre-Tax Earnings. If within sixty (60) days following delivery of the computation of the Adjusted Pre-Tax Earnings (or the preliminary Adjusted Pre-Tax Earnings) Buyer and Sellers have not agreed to the computation of the Adjusted Pre-Tax Earnings (or the preliminary Adjusted Pre-Tax Earnings), then the issues in dispute shall be determined by arbitration conducted in accordance with the Streamlined Arbitration Rules and Procedures of Jams/Endispute.

                         If a preliminary Adjusted Pre-Tax Earnings computation is prepared and delivered, then upon determination of the items set forth in paragraph 2 of this SECTION 1.2(b), Sellers shall promptly prepare a computation of the final Adjusted Pre-Tax Earnings and deliver such computation to Buyer. Buyer may object only to the amounts and computation based upon the substitution of the items determined pursuant to paragraph 2 of this SECTION 1.2(b). With respect to those items, the process set forth above shall be repeated.

         1.3 CASH AND RECEIVABLES. Cash and cash equivalents held by the Acquired Companies shall be valued at the reconciled amount on the Closing Date. Value shall be placed on any contracts for future services, prepaid items or deferred charges, only to the extent of the value or benefit of which will be usable by the Acquired Companies. The receivables of each Acquired Company, including but not limited to contracts in transit, factory, rebate, warranty, employee, trade and accounts receivable, incentives (under SECTION 1.4(a)) accrued but unpaid (collectively, the "Accounts Receivable") as of the Closing Date shall be valued at the amount recorded on each Acquired Company's books. Sellers covenant that there will not be any receivables from any Sellers or Affiliates of Sellers. Sellers shall purchase all uncollected Accounts Receivables as provided in SECTION 4.12.

         1.4 INVENTORY. Prior to and as close to the Closing Date as possible, Buyer or Buyer's representatives shall conduct a physical inventory of all new vehicles, used vehicles, parts and accessories, work in process and sublet repairs of the Acquired Companies. The Sellers shall have the right to have an agent present during each physical inventory. The new vehicles, used vehicles, parts and accessories, work in process and sublet repairs shall be valued as provided herein for purposes of calculating the Tangible Net Worth at the Closing Date:

                  (a) Sellers and Buyer shall calculate the value of the new, unused and undamaged current model year vehicles with less than five hundred
(500) miles, as follows: factory invoice, less: holdback, advertising incentives, floor plan assistance or interest credits, model year change-over allowances, full fuel tank reimbursement (to the extent the vehicle has not been fueled), or other allowances or incentives paid or payable to the Acquired Companies, but each such item not paid as of the Closing Date shall be recorded and valued as a receivable in accordance with SECTION 1.3. Vehicles in inventory which previously have been delivered to a customer together with the Manufacturer's Certificate of Origin ("MCO") (e.g. "unwinds" or "back-outs"), vehicles pre-reported, or vehicles without proper documentation (e.g. "R.D.R. card," "sale card,") such that Acquired Companies may not subsequently sell, transfer and register such vehicles as new vehicles, shall be valued pursuant to the terms of SECTION 1.4(c) below; provided, however, that up to thirty (30) unwinds shall be valued as provided in this SECTION 1.4(a). Sellers shall disclose all damage as well as any repairs made to any vehicle. The valuation of any vehicle with damage, shall be reduced by the cost of repair and an amount to reflect the reduction in value due to the damage and repair, provided however any vehicle previously damaged, even if repaired, if the cost of repairing such damage exceeds or has exceeded Five Hundred Dollars ($500), shall be valued pursuant to the terms of SECTION 1.4(c), below. Installed accessories shall be valued at actual dealer cost. Any new, unused vehicles not meeting the provisions of this SECTION 1.4(a), shall be valued pursuant to the terms of
SECTION 1.4(b) or SECTION 1.4(c), below, as applicable.

                  (b) All current model year Demonstrator Vehicles as hereinafter defined shall be valued as provided in SECTION 1.4(a) above, less fifteen cents (15(cent)) per mile on the odometer. Demonstrator Vehicle is defined as a new vehicle meeting the criteria in SECTION 1.4(a) above, except said vehicle has more than Five Hundred (500) miles but less than Seven Thousand Five Hundred (7,500) miles. Vehicles with more than Seven Thousand Five Hundred (7,500) miles shall be considered used and sold pursuant to the terms of SECTION 1.4(c) below. Any Demonstrator Vehicle not meeting the provisions of this
SECTION 1.4(b), and to the extent applicable the provisions of SECTION 1.4(a), shall be valued pursuant to the terms of SECTION 1.4(c), below.

                  (c) Sellers and Buyer shall agree to the value of the new vehicles not qualifying in SECTIONS 1.4(a) AND (b), used vehicle inventory, and company vehicles (collectively "Used Vehicle") in determining the Tangible Net Worth. The Sellers and Buyer shall value the Used Vehicle inventory at the current wholesale market value of the vehicles at least ten (10) days prior to the Closing Date. In the event Sellers and Buyer fail to agree on the value of the Used Vehicle inventory, then Sellers shall purchase said Used Vehicle at the net book value of the vehicle. If Sellers purchases any vehicles pursuant to this SECTION 1.4(c), the Buyer will assist Sellers with the California DMV paperwork and will store said vehicles at no cost to Sellers for up to sixty
(60) days.

                  (d) The value of the parts and accessories inventory shall be the actual verifiable inventory of new, unused, undamaged and non-obsolete Manufacturer's parts and accessories that are: (i) listed for sale in the then current Dealer Parts and Accessories Price Schedules for each Manufacturer (excluding parts and accessories listed as "discontinued" or "replaced" parts and accessories, etc.); (ii) were purchased directly from the Manufacturer or its wholesale distributor; and (iii) are returnable under the terms of the Manufacturer's Sales and Service Agreements; valued at the dealer prices in the Manufacturer's Price Schedules in effect on the Closing Date, less all applicable allowances and discounts (i.e. replacement cost). Parts and accessories with no sales in the prior twelve (12) months shall be valued as described above, less all applicable return discounts. The parties shall jointly retain an independent automotive inventory service to inventory the parts and accessories, which are the subject of SECTIONS 1.4(d) AND 1.4(e) and each party will be responsible for one-half (1/2) of the cost of the inventory service.

                  (e) The value of the after-market parts and accessories shall be the actual verifiable inventory of new, unused, undamaged, non-obsolete, and saleable after-market parts and accessories that: (i) are in the original, resealable merchandising package; and (ii) are listed for sale in the then current after-market distributor's price schedules; shall be valued at the lesser of each Acquired Company's actual cost or the after-market distributors prices in effect on the Closing Date, less all applicable allowances and discounts. Parts and accessories with no sales in the prior twelve (12) months shall be valued as described above, less all applicable return discounts. Conversion or custom van parts and accessories will be valued at zero.

                  (f) The labor, parts and sublet repairs as reflected on outstanding repair orders as of the Closing Date shall be valued at actual dealer cost.

                  (g) The TRAC vehicles and Infiniti loaner vehicles shall be valued at their net book value on the Closing Date. The Acquired Companies shall depreciate the TRAC vehicles and Infiniti loaner vehicles through the Closing Date.

         1.5 FIXED ASSETS.

                  (a) The value of all fixed assets, including all machinery and shop equipment, special tools, parts and accessories equipment, furniture and fixtures, signs, office equipment, and computer equipment, but excluding leasehold improvements owned by each Acquired Company ("Fixed Assets") shall be valued at the Acquired Company's accounting net book value. The

Purchase Price will not include any value for any item of Fixed Assets which is leased, unless the lease is a capitalized asset (and the corresponding liability is also recorded).

                  (b) No value shall be assigned to any leasehold improvements, other than the leasehold improvements upon property leased from third-parties (not Affiliates of Sellers). Leasehold improvements located upon property leased from third-parties (not Affiliates of Sellers) shall be valued at their respective fair market value. Sellers will prepare and deliver to Buyer their determination as to the fair market value of each leasehold improvement within thirty (30) days of the execution of this Agreement. Buyer will have thirty (30) days to object to Sellers' determination of such fair market value. Buyer and Sellers shall negotiate in good faith to reconcile the difference, if any, between the Sellers' computation and Buyer's determination of the fair market value of such leasehold improvements. If, within fifteen (15) days following delivery of Sellers' determination of such fair market value, Buyer and Sellers have not agreed to such evaluation, then the issues in dispute will be submitted to a mutually agreeable appraiser for final determination. If the parties cannot agree upon an appraiser within fifteen (15) days, they shall each appoint an independent MAI appraiser who shall jointly appoint a third MAI appraiser, each of whom shall perform an appraisal. The two appraisals closest to each other shall be averaged and the third appraisal shall be ignored. Any leasehold improvements located in part upon property leased from third-parties (not Affiliates of Sellers) and in part upon the property leased from Affiliates of Sellers shall be included in the determination of tangible net worth to the proportionate extent that such leasehold improvements are located upon property leased from third-parties (not Affiliates of Sellers).

                  (c) Notwithstanding anything herein contained to the contrary, the Honda Van Nuys showroom, which is located upon property leased from a third-party (not an Affiliate of Sellers) shall be valued at Six Hundred Fifty Thousand Dollars ($650,000) plus, without duplication, any portion of the Eight Hundred Thousand Dollars ($800,000) described in SECTION 1.5(d) attributable to such showroom. Such showroom shall be purchased by Sellers at Closing for Six Hundred Fifty Thousand Dollars ($650,000) and shall be leased to the appropriate Acquired Company as more particularly set forth in SECTION 4.11.

                  (d) Notwithstanding anything herein contained to the contrary, construction or remodeling in order to satisfy the Manufacturer's facility requirements for the Van Nuys Infiniti and Honda showroom facilities, regardless of the ownership of the property upon which such facilities are located, shall be undertaken by the Acquired Companies and shall be valued at the Acquired Companies net book value, which shall not be less than any amounts paid for such remodeling or construction including architects and permit fees or reflected as a liability in connection with such remodeling or construction; provided, however, that to the extent such leasehold improvements (as distinguished from furniture and trade fixtures) for the Van Nuys Infiniti and Honda showroom facilities would otherwise exceed Eight Hundred Thousand Dollars ($800,000), such excess shall be valued at Zero Dollars ($0). In the event any funds are expended in respect of Toyota's Image USA program, such expenditures shall also be capitalized to the extent the expenditures upon the Van Nuys Infiniti and Honda showroom facilities are less than Eight Hundred Thousand Dollars ($800,000).

         1.6 EXCLUDED ASSETS. Company owns certain assets, which Buyer does not wish to acquire ("Excluded Assets"), listed on SCHEDULE 1.6(a) ("Excluded Assets"). The Excluded Assets, described on SCHEDULE 1.6(a) shall be sold to the Sellers at their fair market value, on or prior to the Closing Date. Buyer shall approve the form of all deeds and bills of sale for transfer of the Excluded Assets. The Excluded Assets shall be valued at the net amount from their sale, after all sales and closing costs.

         1.7 LIABILITIES. Liabilities of the Acquired Companies shall include all trade payables, taxes, accrued liabilities, notes payables, accrued income taxes, other taxes, contingent liabilities (to the extent, if any, includable upon a balance sheet prepared in accordance with GAAP), debts and liabilities of any nature.

                  (a) The Buyer and Sellers shall compute the accrued liability for future finance, insurance and service contract chargebacks in accordance with procedures set forth in SECTION 1.2(b)(8).

                  (b) Any corporate level tax liability for the gain on the sale of the Excluded Assets, and the Van Nuys Honda showroom, shall be included as a liability in the calculation of the Tangible Net Worth.

                  (c) A corporate level tax liability shall be taken into account in the calculation of the Tangible Net Worth, for the corporate income and franchise taxes payable by an S Corporation based upon its income (including built in gains) for the period after January 1, 2002, through the Effective Closing Date. The parties agree to accrue a tax liability based upon the actual taxes payable (but not then paid) under IRC Section 1363(d) by reason of the recapture of LIFO benefits upon the conversion of the Acquired Companies from a C Corporation to an S Corporation, effective January 1, 2002.

                  (d) A corporate level liability shall be accrued for the estimated cost of any Manufacturer's facility requirements for leasehold improvements in excess of Eight Hundred Thousand Dollars ($800,000) in the aggregate for (i) the Infiniti and Honda showrooms, (ii) Toyota's current Image USA program at Miller Toyota, and (iii) any other Manufacturers' facility requirements if (a) request has been made for such leasehold improvements prior to the Effective Closing Date, and (b) the work so requested must commence within two (2) years of the Effective Closing Date.

                  (e) A liability for all of the Company's obligations under its phantom stock plan, whether or not accruable immediately prior to the Effective Closing Date under GAAP, shall be accrued by the Company on the Business Day prior to the Effective Closing Date, based upon the Purchase Price utilizing the Estimated Tangible Net Worth and adjusted retroactively upon computation of the Adjustment Amount.

         1.8 CLOSING. The effective date of the purchase and sale ("Effective Closing Date") provided for in this Agreement will be the first Monday following receipt of the approval and consents specified in SECTIONS 6.3, 6.4(c), 6.4(l), AND 6.6 or such other time as the parties mutually agree. The closing ("Closing") shall take place at the offices of the Company, or such other place as Buyer and Sellers agree, at 10:00 a.m. (local time) on the first Wednesday following the Effective Closing Date. Subject to the provisions of SECTION 9.1(f), failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
SECTION 1.8 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         1.9 CLOSING OBLIGATIONS. At the Closing:

                  (a) Sellers will deliver to Buyer:

                    (1) Certificates evidencing the Shares and other supporting documents of transfer requested by Buyer, executed by Sellers;

                    (2) Certificate executed by each Seller representing and warranting to Buyer that each of Seller's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Schedules that were delivered by Sellers to Buyer prior to the Closing Date);

                    (3) Certificate executed by Sellers representing and warranting to Buyer that each of the representations and warranties of the Acquired Companies, in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Schedules that were delivered by Sellers to Buyer prior to the Closing Date);

                    (4) Certificate of good standing for each Acquired Company in the state of incorporation certified as of a date not more than ten (10) days before the Closing Date;

                    (5) Lien searches for federal and state tax liens, judgment liens, and other liens on standard form of Request for Information (Uniform Commercial Code Form UCC-11) for entries in the name of every Acquired Company (including any assumed names) completed and certified by the County Clerk of Los Angeles County, and the Secretary of State, in the State of California, dated no earlier than ten (10) days prior to Closing Date and showing the absence of any Encumbrances; provided, however, that it is understood that the County Clerk may not certify a search for all types of liens.

                    (6) Evidence in form reasonably satisfactory to Buyer of the receipt of each of the governmental and third-party consents, approvals and waivers described in SECTIONS
                         2.5 AND 2.19;

                    (7) Evidence in form reasonably satisfactory to Buyer of the payment or discharge, as applicable, of the loans and payables described in SECTION 4.6;

                    (8)  The written resignations described in SECTION 6.5;

                    (9) All minute books, including the Organizational Documents, stock transfer ledgers and corporate seal of each Acquired Company;

                    (10) Such additional certificates, instruments, documents, information and materials required to be delivered by Sellers and their affiliates under this Agreement and otherwise as Buyer may reasonably request;

                    (11) Executed Leases for all dealership locations on
                         property owned by Sellers' Affiliates or their successors; and

                    (12) Consents of landlords, if required by reason of the
                         sale of the shares, for leases upon property owned by third-parties who are not Affiliates of Sellers.

                  (b) Buyer will deliver to Sellers:

                    (1)  Payment of the Initial Payment, as hereinafter defined;

                    (2) Certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

                    (3) Certificate of good standing in the state of Buyer's incorporation certified as of a date not more than ten
                         (10) days before the Closing Date;

                    (4) Such additional certificates, instruments, documents, information and material required to be delivered by Buyer or its Affiliates under this Agreement and otherwise as Sellers may reasonable request;

                    (5) Releases of Sellers' guaranties, as required in SECTIONS 5.3 AND 5.4; and

                    (6) Guaranty of Buyer of any new Leases executed by the Acquired Companies at Closing.

                  (c) Each party will pay its respective obligations to Presidio Merchant Partners, LLC.

         1.10 ADJUSTMENTS. The Adjustment Amount (which may be a positive or negative number) will be equal to the difference between the final computation of the Purchase Price and the Initial Payment. Sellers will prepare and will cause Good Swartz Brown & Berns LLP, the Company's certified public accountants, to prepare a computation of the Tangible Net Worth and Purchase Price as of the Closing Date within sixty (60) days after the Closing Date The Buyer will have thirty (30) days to review the Sellers' computation the Tangible Net Worth and Purchase Price. Buyer and Sellers shall negotiate in good faith to reconcile the difference, if any, between the Buyer's and Sellers' computation of the Tangible Net Worth and Purchase Price. If Buyer and Sellers cannot agree to the computation of the Tangible Net Worth and Purchase Price within thirty (30) days, (other than valuation issues addressed in SECTION 1.4 below), then the issues in dispute will be submitted to an independent public accounting firm ("Accountants") selected by Buyer and Sellers within thirty (30) days from the date they fail to agree (as provided in previous sentence) for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Buyer and Sellers will each bear fifty percent (50%) of the fees of the Accountants for such determination.

         1.11 PAYMENT. All payments of the Purchase Price and Adjustments by Buyer to Sellers shall be payable to each Seller, in accordance with their percentage ownership of the Shares as set forth on ANNEX I, by wire transfer of immediately available funds to the account of each of the Sellers, which shall be designated by the Sellers in writing at least five (5) full Business Day prior to the Payment Date. The Purchase Price shall be paid on the following dates (if applicable in each case) (in each case the "Payment Date"):

                  (a) The Estimated Tangible Net Worth, plus (i) Goodwill, times
(ii) ninety-five percent (95%) ("Initial Payment") shall be paid on the Closing Date. Buyer and Sellers shall calculate and mutually agree to the Estimated Tangible Net Worth based upon the information available as of the Effective Closing Date, and in accordance with the provisions herein for calculating the Tangible Net Worth, on or before the Closing Date.

                  (b) On the fifth (5th) business day following the final determination of the Adjustment Amount, if the Purchase Price is greater than the Initial Payment made pursuant to SECTION 1.11(a), Buyer will pay the difference to Sellers, and if the Purchase Price is less than the Initial Payment, Sellers will pay the difference to Buyer. Payments to Sellers must be made in the manner and will be allocated in the proportions as set forth in this
SECTION 1.11. Payments to Buyer must be made by wire transfer to such bank account as Buyer will specify.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Sellers and the Acquired Companies, severally and not jointly, represent and warrant to Buyer as follows:

         2.1 DISCLOSURE. No representation or warranty by Sellers in this Agreement or in any of the exhibits attached hereto, or other statement in writing or certificate furnished or to be furnished to Buyer by or on behalf of Sellers or an Acquired Company in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein not misleading.

         2.2 ORGANIZATION AND GOOD STANDING. SCHEDULE 2.2 ("Organization") contains a complete and accurate list of each Acquired Company, its name, its jurisdiction of organization, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. No Acquired Company is qualified to do business as a foreign corporation in any other state or jurisdiction and no such qualification is required. Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

         2.3 AUTHORITY. Each of the Sellers has full legal right, power, capacity and authority to execute, deliver and perform its obligations pursuant to this Agreement and to execute, deliver and perform its obligations under each instrument, document or agreement required hereby to be executed and delivered by such Sellers at, or prior to, the Closing. This Agreement has been, and each instrument, document or agreement required hereby to be executed and delivered by such Sellers at, or prior to, the Closing will then be, duly executed and delivered by such Seller, and this Agreement constitutes and, to the extent it purports to obligate such Seller, each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of such Sellers enforceable against it in accordance with its terms, except as may be limited by
(i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies. Except for any consents disclosed in SCHEDULE 2.5, each Acquired Company has the right, power, and authority to execute and deliver and to perform its obligations under any agreements and documents to be provided under this Agreement.

         2.4 NOT USED.

         2.5 ABSENCE OF CONFLICTS.

                  (a) Except to the extent set forth in SCHEDULE 2.5 ("Conflicts"), neither the execution and delivery by such Sellers of this Agreement or any instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing, nor the performance by such Sellers of its obligations under this Agreement or any such instrument will (A) violate or breach the terms of or cause a default under (i) any applicable Law, (ii) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority, (iii) any contract or agreement to which such Sellers are a party or by which it, or any of its properties, is bound, or
(B) result in the creation or imposition of any Lien on any of the properties or assets of such Sellers, or (C) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Court or Governmental Authority, or (D) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clause (A), (B) or (C) of this SECTION 2.5.

                  (b) Except as set forth in SCHEDULE 2.5, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of each of the Acquired Companies, or (B) any resolution adopted by the board of directors or stockholders of any Acquired Company; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which an Acquired Company or either Sellers, or any of the assets owned or used by the Acquired Companies, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Acquired Companies or that otherwise relates to the business of, or any of the assets owned or used by an Acquired Company; (iv) cause Buyer or the Acquired Companies to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by the Acquired Companies to be reassessed or revalued by any taxing authority or other Governmental Body;
(vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Acquired Companies. Except as set forth in SCHEDULE 2.5, no Sellers or any of the Acquired Companies are or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         2.6 CAPITAL STOCK. Such Sellers are the beneficial and record owner of the number of Shares of Company Common Stock as set forth in ANNEX I, free and clear of any lien, claim, pledge, encumbrance or other adverse claim. Except for such Shares set forth in ANNEX I hereto, such Sellers do not own, beneficially or of record, any capital stock or other security, including without limitation any option, warrant or right entitling the holder thereof to purchase or otherwise acquire any shares of capital stock of any Acquired Company. The Sellers are "United States persons" as that term is defined in IRC Section 7701(a)(30) and the regulations promulgated thereunder. Except as set forth in
SCHEDULE 2.6 ("Capital Stock"): (a) each Acquired Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; (b) no transaction has been effected in contemplation of the Contemplated Transactions, and no action in contemplation of Contemplated Transactions has been taken, respecting the equity ownership of an Acquired Company; (c) all of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable; and (d) no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Company) or any direct or indirect equity or ownership interest in any other business. The Company owns one hundred percent (100%) of the issued and outstanding common shares of each Corporation.

         2.7 FINANCIAL STATEMENTS. Attached to SCHEDULE 2.7 ("Financial Statements") are the following financial statements: (a) balance sheets of the Acquired Companies as at December 31, in each of the years 2000 and 2001 (the 2001 balance sheet is called the "Balance Sheet"), and the related statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended. Except as set forth in SCHEDULE 2.7, such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with Modified GAAP; Except as set forth in
SCHEDULE 2.7, the financial statements referred to in this SECTION 2.7 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by Modified GAAP to be included in the financial statements of the Acquired Companies.

         2.8 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of SECTION 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Acquired Company is subject to that Section), including the maintenance of an adequate system of internal controls. The minute or record books of each Acquired Company contains accurate and complete records of all corporate action taken by, the stockholders, the Boards of Directors, committees of the Boards of Directors. At the Closing, all of those books and records will be in the possession of the Company.

         2.9 ASSETS; ENCUMBRANCES. The Acquired Companies have good and marketable title to all assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by it (collectively, the "Assets") and all Assets are reflected in the Balance Sheet. SCHEDULE 2.9 ("Assets; Encumbrances") contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Companies. The Assets include all properties and assets (real, personal and mixed, tangible and intangible) owned by the Companies. Except as provided in SCHEDULE 2.9, all Assets are free and clear of all Encumbrances other than Permitted Encumbrances (as hereinafter defined), except liens for current taxes not yet due.

         2.10 CONDITION AND SUFFICIENCY OF ASSETS. Except as provided in
SCHEDULE 2.10 ("Condition and Sufficiency of Assets"), the buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Except as provided in
SCHEDULE 2.10, and except for requirements which have been imposed by the respective Manufacturer to upgrade the Van Nuys Infiniti and Honda showroom facilities pursuant to their facility requirements, the building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies businesses after the Closing Date in substantially the same manner as conducted prior to the Closing. Notwithstanding the foregoing, no representation is made as to any requirement which may be imposed hereafter by Manufacturer to upgrade any facility pursuant to such Manufacturer's facilities requirements.

         2.11 ACCOUNTS RECEIVABLES. Except as provided in SCHEDULE 2.11 ("Accounts Receivables"), all receivables of the Acquired Companies, including but not limited to factory, rebate, warranty, employee, trade and accounts receivable that are reflected on the Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business and are collectible at the aggregate recorded amounts thereof, subject to the reserves for doubtful accounts maintained by the Acquired Companies in the ordinary course of business, and are not subject to any known counterclaims or set offs. An adequate reserve for doubtful accounts for the Acquired Companies have been established and such reserve is consistent with both the operation of the Acquired Companies in the ordinary course of business and past practice.
SCHEDULE 2.11 contains a complete and accurate summary of all Accounts Receivable as of the end of the month prior to the delivery date of the Schedules, which list sets forth the aging of such Accounts Receivable.

         2.12 INVENTORY. Except as provided in SCHEDULE 2.12 ("Inventory"), all inventory of the Acquired Companies, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

         2.13 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 2.13 ("Liabilities"), and except for Environmental matters which are the subject of
SECTION 2.21, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof and except for liabilities which are not required under GAAP to be reflected on the Balance Sheet.

         2.14 TAXES. Except as provided in SCHEDULE 2.14 ("Taxes"):

                  (a) All federal, state and local tax returns and tax reports required as of the date hereof to be filed by the Acquired Companies for taxable periods ending prior to the date hereof have been duly and timely filed prior to the due date thereof (as such due date may have been lawfully extended) by the Acquired Companies with the appropriate governmental agencies, and all such returns and reports are true, correct and complete in all material respects (material meaning it does not affect the tax liability).

                  (b) All federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes"), payable by, or due from, the Acquired Companies for all periods prior to the date hereof have been fully paid or adequately reserved for by the Acquired Companies or, with respect to Taxes required to be accrued, the Acquired Companies have properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Acquired Companies.

                  (c) A list of the tax years for which the federal income tax returns of the Acquired Companies have been examined by the IRS and accepted is contained on SCHEDULE 2.14. No Acquired Companies has received any notice of any assessed or proposed claim or deficiency against it in respect of, or of any present dispute between it and any governmental agency concerning, any Taxes. No examination or audit of any tax return or report of the Acquired Companies by any applicable taxing authority is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report of the Acquired Companies. Copies of all federal, state and local tax returns and reports required to be filed by the Acquired Companies for the tax years 1997 through 2001, together with all schedules and attachments thereto, have been delivered by the Sellers to the Buyer.

                  (d) For years ended through December 31, 2001, all of the Acquired Companies were members of an "affiliated group" of corporations as defined in IRC Section 1504(a) which filed consolidated returns for federal income tax purposes, with the Company owning one hundred percent (100%) of the other Acquired Companies. For the year beginning January 1, 2002, the Company has elected to be an S Corporation and all of the other Acquired Companies are qualified S Corporation subsidiaries and are therefore disregarded for federal income tax purposes. No consent under IRC Section 341 has been made affecting the Acquired Companies. The Acquired Companies are not a party to any agreement or arrangement that would result in the payment of any "excess parachute payments" under IRC Section 280G. No Acquired Company is required to make any adjustment under IRC Section 481(a). No power of attorney relating to Taxes is currently in effect for any Acquired Companies.

                  (e) The charges, accruals, and reserves with respect to Taxes on the respective books of the Acquired Companies are adequate (determined in accordance with Modified GAAP) and are at least equal to that Acquired Companies liability for Taxes. There exists no proposed tax assessment against any Acquired Companies except as disclosed in the Balance Sheet. No consent to the application of IRC Section 341(f)(2) has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Companies. All Taxes that any Acquired Companies is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (f) There is no tax sharing agreement that will require any payment by any Acquired Companies after the date of this Agreement.

         2.15 EMPLOYEE BENEFITS. All defined terms used in this SECTION 2.15, shall have the meanings set forth in ERISA or the IRC. Sellers and the Acquired Company have listed in SCHEDULE 2.15 ("Employee Benefits") and has delivered to the Buyer true and complete copies of all Employee Plans and related documents, established, maintained or contributed to by the Acquired Companies (which shall include for this purpose and for the purpose of all of the representations in this SECTION 2.15, the each Acquired Company and all employers, whether or not incorporated, that are treated together with the Acquired Companies as a single employer with the meaning of IRC Section 414). Where applicable, each Employee Plan (i) has been administered in material compliance with the terms of such Employee Plan and the requirements of ERISA and the IRC; and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the IRC. The Acquired Companies do not maintain or contribute to, and have never maintained or contributed to, an Employee Plan subject to Title IV of ERISA or a "multiemployer plan." There are no facts relating to any Employee Plan that (i) have resulted in a "prohibited transaction" of a material nature or have resulted or is reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to IRC Section 4975, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted or could result in any material liability (whether or not asserted as of the date hereof) of the Acquired Companies or any ERISA affiliate pursuant to IRC Section 412 arising under or related to any event, act or omission occurring on or prior to the date hereof. Each Employee Plan that is intended to qualify under IRC Section 401(a) or to be exempt under IRC Section 501(c)(g) is so qualified or exempt as of the date hereof in each case as such Employee Plan has received favorable determination letters from the IRS with respect thereto. To the Knowledge of the Sellers, the amendments to and operation of any Employee Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Plan. No Employee Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. Each Acquired Company has made no promises or incurred any liability under any Employee Plan or otherwise to provide health or other welfare benefits to former employees of each Acquired Company, except as specifically required by law. There are no pending or, to the Knowledge of the Sellers, threatened claims (other than routine claims for benefit) or lawsuits with respect to the Acquired Companies Employee Plans.

         2.16 COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 2.16 ("Compliance with Laws"), the Acquired Companies have conducted their operations and business in material compliance with, and all of the Assets (including all of the Real Property) comply in all material respects with, (i) all applicable laws, rules, regulations and codes (including, without limitation, any laws, rules, regulations and codes relating to anticompetitive practices, contracts, discrimination, employee benefits, employment, health, safety, fire, building and zoning, but excluding Environmental Laws which are the subject of SECTION
2.21 hereof) and (ii) all applicable orders, rules, writs, judgments, injunctions, decrees and ordinances. The Acquired Companies have not received any notification of any asserted present or past uncured failure by them to comply with such laws, rules or regulations, or such orders, writs, judgments, injunctions, decrees or ordinances. Set forth in SCHEDULE 2.16 are all orders, writs, judgments, injunctions, decrees and other awards of any court or governmental agency applicable to the Acquired Companies or their business or operations. The Sellers have delivered to the Buyer copies of all reports filed since January 1, 1998, if any, of the Acquired Companies required to be submitted under the Federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports have been corrected by the Acquired Companies and any deficiencies noted by inspection through the Closing Date will have been corrected by the Acquired Companies by the Closing Date.

         2.17 LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 2.17 ("Legal Proceedings"), and except for Environmental matters which are the subject of
SECTION 2.21, there are no actions, suits, claims, or legal, administrative or arbitration proceedings pending, or, to the Sellers' Knowledge, no investigations are pending and no such matters or investigations are threatened or probable of assertion, against the Acquired Companies or relating to their assets, business or operations or the transactions contemplated by this Agreement, and the Sellers do not know of any basis for the institution of any such suit or proceeding. No order, writ, judgment, injunction, decree or similar command of any court or any governmental or administrative agency or other body which is presently in effect has been entered against or served upon the Acquired Companies relating to the Acquired Companies or their assets, business or operations. SCHEDULE 2.17, contains a complete list of all of the actions, suits, claims, investigations, legal or administrative proceedings (whether with any governmental, consumer advocacy organization, or quasi governmental organization) filed, served upon or disclosed to Sellers or the Acquired Companies in the last three (3) years relating to any Acquired Company sales or adverting practices.

         2.18 ABSENCE OF CHANGES. Except as set forth in SCHEDULE 2.18 ("Absence of Changes"), since January 1, 2002, the business of the Acquired Companies have been operated in the ordinary course, consistent with past practices and, except as set forth on SCHEDULE 2.18, there has not been incurred, nor has there occurred: (a) Any damage, destruction or loss (whether or not covered by insurance), adversely affecting the business or assets of the Acquired Companies in excess of Fifty Thousand Dollars ($50,000); (b) Any strikes, work stoppages or other labor disputes involving the employees of the Acquired Companies; (c) Any sale, transfer, pledge or other disposition of any of the Assets of the Acquired Companies having an aggregate book value of Fifty Thousand Dollars ($50,000) or more (except sales of vehicles and parts inventory in the ordinary course of business); (d) Any declaration or payment of any dividend or other distribution in respect of its capital stock or any redemption, repurchase or other acquisition of its capital stock, (e) any amendment, termination, waiver or cancellation of any Material Agreement or any termination, amendment, waiver or cancellation of any material right or claim of the Acquired Companies under any Material Agreement (except in each case in the ordinary course of business and consistent with past practice); (f) Any (1) general uniform increase in the compensation of the employees of the Acquired Companies (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation or other plan or commitment), (2) increase in any such compensation payable to any individual officer, director, consultant or agent thereof, or (3) loan or commitment therefor made by the Acquired Companies to any officer, director, stockholder, employee, consultant or agent of the Acquired Companies; (g) Any change in the accounting methods, procedures or practices followed by the Acquired Companies or any change in depreciation or amortization policies or rates theretofore adopted by the Acquired Companies;
(h) Any material change in policies, operations or practices of the Acquired Companies with respect to business operations followed by the Acquired Companies, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of the Acquired Companies concerning the employees of the Acquired Companies; (i) Any capital appropriation or expenditure or commitment therefor on behalf of the Acquired Companies in excess of Twenty-Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate (exclusive of individual items, each not in excess of Five Thousand Dollars ($5,000) and exclusive of expenditures or commitments for the construction of Manufacturers' facility requirements for the Van Nuys Infiniti and Honda showrooms or for the construction set forth on SCHEDULE 2.18); (j) Any write-down or write-up of the value of any inventory or equipment of the Acquired Companies or any increase in inventory levels in excess of historical levels for comparable periods; (k) Any account receivable in excess of Twenty-Five Thousand Dollars ($25,000) or note receivable in excess of Twenty-Five Thousand Dollars ($25,000) owing to the Acquired Companies which (1) has been written off as uncollectible, in whole or in part, (2) has had asserted against them any claim, refusal or right of setoff, or (3) the account or note debtor has refused to, or threatened not to, pay for any reason, or such account or note debtor has become insolvent or bankrupt; (l) Any other change in the condition (financial or otherwise), business operations, assets, earnings, business or prospects of the Acquired Companies which, in the judgment of the Sellers, has, or could reasonably be expected to have, a material adverse effect on the assets, business or operations of the Acquired Companies; or (m) Any agreement, whether in writing or otherwise, for the Acquired Companies to take any of the actions enumerated in this SECTION 2.18.

         2.19 CONTRACTS AND COMMITMENTS.

                  (a) Except as set forth in SCHEDULE 2.19 ("Contracts and Commitments"), the Sellers and each Acquired Company have provided Buyer with a complete, accurate list of, or made available to Buyer copies of each of the following (each a "Company Commitment") to which an Acquired Company is a party or by which any of its properties is bound and which presently remains executory in whole or in any part: (i) each partnership; or joint venture agreement; (ii) each guaranty or suretyship, indemnification or contribution agreement or performance bond (other than any Guaranty limited as to recourse to no more than Five Thousand Dollars ($5,000) and any Guaranty of any automobile or other vehicle retail installment sales contract entered into and sold to a financial institution in the ordinary course of business); (iii) each instrument, agreement or other obligation evidencing or relating to indebtedness of an Acquired Company involving more than Twenty-Five Thousand Dollars ($25,000) in any single case, or to money lent or to be lent to another Person involving more than One Hundred Thousand Dollars ($100,000) in the aggregate, other than any of its dealership customers in connection with the purchase, or the refinancing of the purchase, of any vehicle; (iv) each contract to purchase or sell real property; (v) each agreement with brokers of motor vehicles or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any twelve (12) month period in excess of Ten Thousand Dollars ($10,000) and which is not terminable without penalty and no more than thirty (30) days' prior notice; (vi) each Related Party Agreement involving total payments within any twelve (12) month period in excess of Ten Thousand Dollars ($10,000) and which is not terminable without penalty on no more than thirty (30) days' prior notice; (vii) each contract containing any noncompetition agreement, covenant or undertaking;
(viii) each Dealer Agreement to which an Acquired Company is a party and each other agreement providing for the purchase from a supplier of all or substantially all the requirements of an Acquired Company of a particular product or service; or (ix) each other agreement or commitment not made in the ordinary course of business which is material to the Acquired Companies.

                  (b) True, correct and complete copies of all written Company Commitments have heretofore been delivered or made available to Buyer. Except as accurately set forth in SCHEDULE 2.19: (i) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any Company Commitment material to the Acquired Companies by an Acquired Company or, to the Knowledge of the Sellers or the Acquired Companies, any other party thereto; and (ii) no penalties have been incurred, nor are amendments pending, with respect to the Acquired Companies Commitments material to the Acquired Companies. All Company Commitments are in full force and effect and are valid and enforceable obligations of the Acquired Company, and to the Knowledge of the Acquired Companies, the other parties thereto in accordance with their respective terms and no defenses, off-sets or counterclaims have been asserted or, to the Knowledge of the Acquired Companies, may be made by any party thereto (other than by an Acquired Company), nor has an Acquired Company waived any rights thereunder, except as described in SCHEDULE 2.19.

                  (c) Except as disclosed in SCHEDULE 2.19 or contemplated hereby or by any other Transaction Document to which an Acquired Company or Stockholder is a party, no Acquired Company or Sellers have received notice of any plan or intention of any other party to any Company Commitment that is Material to the Acquired Companies to exercise any right to cancel or terminate that Company Commitment, and neither the Acquired Companies nor Sellers knows of any condition or state of facts which would justify the exercise of such a right.

         2.20 INSURANCE. SCHEDULE 2.20 ("Insurance") sets forth a list of all policies of insurance currently in effect relating to the business or operations of the Acquired Companies, true and complete copies of which have been furnished to Buyer. Such insurance policies are in full force and effect. The Acquired Companies are presently insured, and since the inception of operations by the Acquired Companies have been insured, against such risks as companies engaged in the same or substantially similar business would customarily be insured. The Acquired Companies have given in a timely manner to their insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and, except as set forth in SCHEDULE 2.20, no insurer has denied coverage of any such claims or actions or reserved their rights in respect of or rejected any of such claims. The Acquired Companies have not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or, to the Knowledge of Sellers or the Acquired Companies, threatened. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such insurance policies to lapse, terminate or be canceled and will not result in any party thereto having the right to terminate or cancel such insurance policies. Set forth in SCHEDULE
2.20 is a summary of information pertaining to insured claims against the Acquired Companies during the past two (2) years. Except as set forth in
SCHEDULE 2.20, all of such claims are fully satisfied or are being defended by the insurance carrier and involve no exposure to the Acquired Companies. Also set forth in SCHEDULE 2.20 is: (i) the most recent report from the counsel for the Acquired Companies, listing the pending and threatened litigation and claims against any Acquired Company; (ii) a summary of the settlements or losses paid by any Acquired Company since January 1, 2000, on any uninsured claim in excess of Twenty-Five Thousand Dollars ($25,000); and (iii) to the extent not reported above, a listing of all current customer claims, in excess of Five Thousand Dollars ($5,000).

         2.21 ENVIRONMENTAL MATTERS. Except as it relates to the matters set forth in SCHEDULE 2.21 ("Environmental Matters") and matters that are not reasonably expected to result in a Material Environmental Liability to Buyer or any Acquired Company:

                  (a) To the Knowledge of Seller, each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law such that any Acquired Company could reasonably be expected to incur any Material Environmental Liability. To the Knowledge of Sellers, neither Sellers or any Acquired Company has any basis to reasonably expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Material Environmental Liability with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which

Sellers or an Acquired Company has had an interest, or with respect to any property or Facility at which Hazardous Materials were generated, manufactured, refined, stored, disposed, imported, used, or processed by Sellers, an Acquired Company, or any other Person for whose conduct they are or may be held responsible.

                  (b) To the Knowledge of Sellers, and the Acquired Companies there are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Material Environmental Liability or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or an Acquired Company has or had an interest.

                  (c) Sellers have no Knowledge that Sellers, nor any Acquired Company has received, any written citation, directive, inquiry, notice, Order, summons, warning, or other written communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or an Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, an Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) To Knowledge of Seller, neither Sellers nor any Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Material Environmental Liability with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company (or any predecessor), has or had an interest.

                  (e) To Knowledge of Sellers, other than Hazardous Materials normally utilized in automobile dealerships, all of which are properly stored, used and disposed of by the Acquired Companies, there are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon.

                  (f) To the Knowledge of Sellers and the Acquired Companies, there has been no Release, or Threat of Release, of any Hazardous Materials at or from the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or an Acquired Company has or had an interest, whether by Sellers, an Acquired Company, or any other Person.

                  (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or an Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers or an Acquired Company.

                  (h) Neither the Acquired Companies nor the Sellers has transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Materials to any location (i) which, to the Knowledge of Sellers, is listed on the National Priorities List, the CERCLIS list under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar federal, state or local list, or (ii) about which either the Acquired Companies or the Sellers has received or has reason to expect to receive a potentially responsible party notice or other notice under any Environmental Law.

                  (i) Sellers have received no written notice or claim alleging that any employee of the Acquired Companies in the course of his or her employment with the Acquired Companies has been exposed to any Hazardous Materials or other substance, generated, produced or used by the Acquired Companies which could give rise to any claim (whether or not such claim has been asserted) against the Acquired Companies.

                  (j) The Acquired Companies have not agreed to assume, defend, undertake, guarantee, or provide indemnification for, any liability, including, without limitation, any obligation for corrective or remedial action, of any other person under any Environmental Law for environmental matters or conditions.

         2.22 EMPLOYEES.

                  (a) Except as provided in SCHEDULE 2.22 ("Employees"), (i) the Acquired Companies are not delinquent in the payment to or on behalf of their past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof, or of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant; (ii) there are no collective bargaining agreements currently in effect between the Acquired Companies and labor unions or organizations representing any employees of the Acquired Companies; (iii) no collective bargaining agreement is currently being negotiated by the Acquired Companies; (iv) to the Knowledge of the Sellers, there are no union organizational drives in progress and there has been no formal or informal request to the Acquired Companies for collective bargaining or for an employee election from any union or from the National Labor Relations Board; and (v) no dispute exists between the Acquired Companies and any of their sales representatives or, to the Knowledge of the Sellers, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation.

                  (b) SCHEDULE 2.22 contains a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 2001; vacation accrued; and service credited for purposes of vesting and eligibility to participate under an Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan. The information contained on SCHEDULE 2.22 shall satisfy Sellers' disclosure obligations with respect to any representation or warranty calling for such information.

                  (c) Except as provided in SCHEDULE 2.22, to the Sellers' Knowledge no employee or director of an Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of an Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of an Acquired Company intends to terminate his employment with such Acquired Company.

                  (d) SCHEDULE 2.22 also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits. Except as set forth in SCHEDULE 2.22, Sellers and Acquired Companies have not entered into any severance or similar arrangement in respect of any present or former personnel that shall result in any obligation (absolute or contingent) of any of the Acquired Companies to make any payment to any present or former personnel following termination of employment, including the termination of employment effected by the Contemplated Transactions. Except as set forth in SCHEDULE 2.22, The Contemplated Transactions will not trigger any severance or similar arrangement payable by any Acquired Companies after the Closing.

         2.23 INTELLECTUAL PROPERTY. Except as set forth in SCHEDULE 2.23 ("Intellectual Property"), the Acquired Companies own, or are licensed or otherwise have the right to use all Intellectual Property that is necessary for the conduct of the business and operations of the Acquired Companies as currently conducted. To the Knowledge of the Acquired Companies and the Sellers,
(i) the use of the Intellectual Property by the Acquired Companies and their Subsidiaries does not infringe on the rights of any Person, and (ii) no Person is infringing on any right of the Acquired Companies with respect to any Intellectual Property. No claims are pending or, to the Knowledge of the Acquired Companies and the Sellers, threatened that the Acquired Companies are infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the Knowledge of the Acquired Companies and the Sellers, no Person is infringing the rights of the Acquired Companies or any of their Subsidiaries with respect to any Intellectual Property. All of the Intellectual Property that is owned by the Acquired Companies or any of their Subsidiaries is owned free and clear of all encumbrances and was not misappropriated from any Person. All of the Intellectual Property that is licensed by the Acquired Companies or any of their Subsidiaries is licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property. Except as set forth in SCHEDULE 2.23, the Acquired Companies do not pay a royalty to anyone under, any license or similar agreement. The Acquired Companies have the right to use the names "Miller Honda of Van Nuys," "Miller Infiniti," "Miller Mitsubishi," "Miller Nissan," "Miller Toyota," and "Miller Honda of Culver City" in the Los Angeles Metropolitan Statistical Areas (as defined by the Office of Management and Budget) and, to the Knowledge of the Sellers, no person uses, or has the right to use, in such Area, such name or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership.

         2.24 CERTAIN PAYMENTS. Since January 1, 1997, no Acquired Company, director or officer of an Acquired Company, or to the Knowledge of Sellers, any agent, employee or other Person associated with or acting for or on behalf of an Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of an Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund that has not been recorded in the books and records of the Acquired Companies.

         2.25 RELATIONSHIPS WITH RELATED PERSONS. Except as set forth on
SCHEDULE 2.25, no Seller or any Related Person of Sellers or of an Acquired Company has, any interest in any Assets. No Seller or any Related Person of Sellers or of Company owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with an Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company. Except as set forth in SCHEDULE 2.25 ("Relationships with Related Persons"), there are no transactions between the Acquired Companies and the Sellers (including the Sellers' Affiliates), or any of the directors, officers or management employees of the Acquired Companies, or the family members or Affiliates of any of the above (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, the Sellers, or any such officer, director or salaried employee, family member, or Affiliate or any corporation, partnership, trust or other entity in which such family member, Affiliate, officer, director or employee has a substantial interest or is a shareholder, officer, director, trustee or partner.

         2.26 BROKERS OR FINDERS. Sellers will indemnify and hold Buyer harmless from any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions, alleged to be due by any Acquired Company or by Buyer by reason of any agreement made by Sellers or the Acquired Companies. Sellers represent that they have a brokerage agreement with Presidio Merchant Partners, LLC.

         2.27 LEASED ASSETS.

                  (a) The Acquired Companies do not lease any real property or any interest therein except as set forth in SCHEDULE 2.27(A) ("Leased Properties"), which sets forth the location and size of, principal improvements and buildings on the Leased Properties, including the Acquired Companies' leasehold improvements located upon each Leased Property. True, correct and complete copies of all leases covering Leased Properties have been delivered to Buyer. Except as set forth in SCHEDULE 2.27(A), (i) the Acquired Companies have good and valid title to their leasehold interest of their Leased Property, free and clear of any lien other than conditions, covenants and restrictions which do not materially adversely affect the present use of the Leased Properties ("Permitted Encumbrances"); (ii) there are no pending or, to the Knowledge of the Acquired Companies or the Sellers, threatened condemnation proceedings, suits or administrative actions relating to the Leased Properties or other matters affecting adversely the current use or occupancy thereof; (iii) the buildings and improvements are located within the boundary lines of the parcels of land constituting each Leased Property, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; (iv) all facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and are in compliance with applicable laws, ordinances, rules and regulations, including the Americans with Disabilities Act; (v) there are no contracts granted to or by the Acquired Companies, or, to the Knowledge of Sellers or the Acquired Companies, by the Owners of the parcels of the Leased Property, granting to any party or parties the right of use or occupancy of any portion of the parcels of Leased Property;
(vi) there are no outstanding options or rights of first refusal granted to or by Sellers or the Acquired Companies to purchase the parcels of Leased Property, or any portion thereof or interest therein; (vii) there are no parties (other than the Acquired Companies) in possession of the parcels of Leased Property,
(viii) all facilities located on the parcels of Leased Property are supplied with utilities and other services necessary for the operation of such facilities; (ix) each parcel of Leased Property abuts on and has direct vehicular access to a public road, or has access to a public road; (x) all improvements and buildings on the Leased Property are in good repair and adequate for the use of such Leased Property in the manner in which presently used; and (xi) there are no material service contracts, management agreements or similar agreements granted by Sellers or the Acquired Companies which affect the parcels of Leased Property; (xii) with respect to each lease of a Leased Property, no event or condition currently exists which would give rise to a material repair or restoration obligation if such lease were to terminate;
(xiii) the Sellers haves no Knowledge of any event or condition which currently exists which would create a legal or other impediment to the use of the Leased Property as currently used, or would increase the additional charges or other sums payable by the tenant under any of the leases of a Leased Property (including, without limitation, any pending tax reassessment or other special assessment affecting the Leased Property).

                  (b) SCHEDULE 2.27(B) sets forth a list of all material machinery, equipment, motor vehicles and furniture and fixtures leased by the Acquired Companies ("Leased Equipment"). Sellers have provided Buyer with true, correct and complete copies and descriptions of all agreements for Leased Equipment, whether written or oral, under which the Acquired Companies are lessee of or hold or operate any items of machinery, equipment, motor vehicles, furniture and fixtures or other property (other than real property) owned by any third-party. Except as provided in SCHEDULE 2.27(B), the Leased Equipment is in good operating condition, maintenance and repair in accordance with industry standards taking into account the age thereof.

         2.28 PHANTOM STOCK PLAN. Sellers represent, warrant and covenant that the Company phantom stock plan ("Phantom Stock Plan") will be terminated at or prior to the Effective Closing Date. All benefits and payments owed to any participant of the Phantom Stock Plan will be paid on the Business Day prior to the Effective Closing Date except for any deferred amount which will be accrued as of the Business Day prior to the Effective Closing Date and will be paid by the Acquired Companies promptly thereafter. The Sellers, jointly and severally, guarantee to Buyer that Buyer will have no liability under the Phantom Stock Plan except to the extent that the

Acquired Companies will be liable for the amount accrued as of the Business Day prior to the Effective Closing Date, and except that Buyer agrees to loan the Acquired Companies' funds on such Business Day prior to the Effective Closing Date, if necessary, to provide sufficient liquidity to pay said liabilities prior to or after Closing. Such liabilities shall be paid ninety-five percent (95%) on the Business Day prior to the Effective Closing Date and five percent (5%) at such time as the final payment of the Purchase Price is made to Sellers, subject to adjustment as set forth in SECTION 1.7(e). A copy of all documents associated with the Phantom Stock Plan are attached to SCHEDULE 2.15.

         2.29 FINANCE & INSURANCE PROGRAMS. SCHEDULE 2.29(A) ("Finance & Insurance Programs") contains a complete and accurate list and brief description of all programs of any type related to credit life insurance, accident and health insurance, vehicle maintenance, vehicle service or vehicle warranty programs extended (even if there are insurance policies, stop loss agreements or other resources available to satisfy obligations of those programs) or sold by any Acquired Company since January 1, 1997, and any type of agreement for the sale, assignment or discount of retail installment sales contracts or notes by any Acquired Company since January 1, 1997. Sellers and the Acquired Company have (i) delivered to Buyer true, correct and complete copies of all contracts, policies, agreements and commitments with respect to any of such programs; (ii) correct and complete histories of chargebacks with respect to any of such program; (iii) paid all premiums and taxes due and payable with respect to any of the foregoing. Sellers and the Company represent and warrant that: (i) all applicable insurers or administrators with respect to the foregoing have paid all valid claims, except claims being contested in good faith and no Acquired Company has any direct, indirect or contingent liabilities or obligations with respect thereto; and (ii) no event has occurred which would increase the level of chargebacks on finance income, vehicle service contracts, or credit, accident and health insurance commissions over historical levels. SCHEDULE 2.29(B) ("Affiliated Insurance Companies") contains a complete and accurate list of all Affiliates of Sellers or any Acquired Company which has undertaken any actuarial risk (e.g. vehicle service companies or insurance companies) related to any type of credit life insurance, accident and health insurance, vehicle service contracts, or other products sold by any Acquired Company since January 1, 1995 ("Affiliated Insurance Companies"). Sellers represent and warrant that all Affiliated Insurance Companies have adequate funds to cover all future liabilities, including but not limited to cancellation premium refunds and anticipated future claims, calculated using sound actuarial assumptions and conservative risk and experience assumptions.

         2.30 SUBSIDIARIES AND INVESTMENTS. The Acquired Companies do not own or maintain, directly or indirectly, any capital stock of or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity and does not have any commitment to contribute to the capital of, make loans to, or share in the losses of, any such entity.

         2.31 PERMITS, ETC. Set forth on SCHEDULE 2.31 ("Permits") is a list of all material governmental licenses, permits, approvals, certificates of inspection and other authorizations, filings and registrations that are necessary for the Acquired Companies to own and operate their business as presently conducted (collectively, the "Permits"). All such Permits have been duly and lawfully obtained by the Acquired Companies and are in full force and effect. There is no proceeding pending, or, to the Sellers' Knowledge, threatened or probable of assertion, to revoke or limit any such Permit. Except as set forth on SCHEDULE 2.31 none of the Contemplated Transactions will terminate, violate or limit the effectiveness of any such Permit.

         2.32 POWERS OF ATTORNEY. Except as set forth in SCHEDULE 2.32 ("Powers of Attorney"), there are no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from the Acquired Companies.

         2.33 BANK ACCOUNTS, CREDIT CARDS, SAFE DEPOSIT BOXES AND CELLULAR TELEPHONES. SCHEDULE 2.33 ("Bank Accounts, Credit Cards, Safe Deposit Boxes and Cellular Telephones") lists all bank accounts, credit cards and safe deposit boxes in the name of, or controlled by, the Acquired Companies, and all cellular telephones provided and/or paid for by the Acquired Companies, and details about the persons having access to or authority over such accounts, credit cards, safe deposit boxes and cellular telephones.

         2.34 WARRANTIES. Set forth on SCHEDULE 2.34 ("Warranties") are descriptions or copies of the forms of all express warranties and disclaimers of warranty made by the Acquired Companies (separate and distinct from any applicable Manufacturers', suppliers' or other third-parties' warranties or disclaimers of warranties) during the past five (5) years to customers or users of the vehicles, parts, products or services of the Acquired Companies. There have been no breach of warranty or breach of representation claims against the Acquired Companies during the past five (5) years which have resulted in any cost, expenditure or exposure to the Acquired Companies of more than Fifty Thousand Dollars ($50,000) individually or Fifty Thousand Dollars ($50,000) in the aggregate, in any one (1) of the past five (5) years.

         2.35 DIRECTORS AND OFFICERS. Set forth on SCHEDULE 2.35 ("Directors and Officers") is a true and correct list of the names and titles of each director and officer of each of the Acquired Companies.

         2.36 SUPPLIERS AND CUSTOMERS. Except as set forth in SCHEDULE 2.36, the Acquired Companies are not required to provide bonding or any other security arrangements in connection with any transactions with any of their respective customers and suppliers. To the Knowledge of the Sellers, no such supplier, customer or creditor intends or has threatened, or reasonably could be expected, to terminate or modify any of their relationships with the Acquired Companies; provided, however, that certain consents, as set forth in SECTION 2.5, are required in connection with the consummation of the Contemplated Transactions.

         2.37 FORMER SUBSIDIARIES. Except as set forth on SCHEDULE 2.37, no Acquired Company has any direct, indirect or contingent liability associated with any former subsidiaries or Affiliates of any Acquired Companies. Set forth on SCHEDULE 2.37 ("Former Subsidiaries and Affiliates") is a complete list of all former subsidiaries and affiliates of any Acquired Company. Sellers shall deliver to Buyer copies of all documents related to the sale of all former subsidiaries and affiliates and any further documents which might create a direct, indirect or contingent liability to any Acquired Company.

         2.38 NOT USED.

         2.39 LITIGATION REGARDING SELLER. Except to the extent set forth in
SCHEDULE 2.39 ("Litigation"), there are no actions, suits, claims, or legal, administrative or arbitration proceedings pending or, to the Sellers' Knowledge, there are no investigations pending and there are no such matters and no investigations threatened or probable of assertion, against any of the Sellers relating to the Shares, this Agreement or the transactions contemplated hereby before any court, governmental or administrative agency or other body. The Sellers do not know of any basis for the institution of any such suit or proceeding. No judgment, order, writ, injunction, decree or other similar command of any court or governmental or administrative agency or other body has been entered against or served upon the Sellers relating to the Shares, this Agreement or the transactions contemplated hereby.

         2.40 APPROVALS. Except for applicable requirements, if any, of the HSR Act, no filing or registration with, and no consent, approval, authorization, permit, certificate or order of any Court or Governmental Authority is required by any applicable Law or by any applicable Order or any applicable rule or regulation of any Court or Governmental Authority to permit such Sellers to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by them at the Closing.

         2.41 MANUFACTURER COMMUNICATIONS. Except as set forth on SCHEDULE 2.41 ("Manufacturer Communications"), and except for notices which are no longer applicable, the Manufacturer has not: (a) notified the Sellers of any deficiency in dealership operations, including, but not limited to, the following areas:
(i) brand imaging, (ii) facility conditions, (iii) sales efficiency, (iv) customer satisfaction, (v) warranty work and reimbursement, or (vi) sales incentives; (b) otherwise advised the Sellers of a present or future need for facility improvements or upgrades in connection with the Acquired Companies' business; or (c) notified the Sellers of the awarding or possible awarding of their franchise to an entity or entities other than the Acquired Company in the Metropolitan Statistical Area in which the Acquired Company operates.

         2.42 LUZ DE ORO. Sellers represent and warrant that there shall be no future liability to any Acquired Company from the sales issues described as Luz de Oro, in SECTION 1.2(b)(7).

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 AUTHORITY. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the documents (including guaranty of the Leases) negotiated to be delivered by Buyer at Closing, ("Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

         3.3 NO CONFLICT. Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of Buyer's Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject; or (iv) any Contract to which Buyer is a party or by which Buyer may be bound. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         3.5 BROKERS OR FINDERS. Buyer will indemnify and hold Sellers harmless from any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions, alleged to be due by any Buyer. Buyer hereby discloses that it has an agency agreement with Presidio Merchant Partners, LLC, which provides for a sales commission in connection with the Contemplated Transactions.

         3.6 MISSTATEMENTS AND OMISSIONS. No representation and warranty by the Buyer contained in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Buyer to the Sellers in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation and warranty or such statement not misleading.

                                    ARTICLE 4
     COVENANTS OF EACH ACQUIRED COMPANY AND OF THE SELLERS PRIOR TO CLOSING

         4.1 ACCESS. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company and its Representatives to,
(a) afford Buyer and its Representatives full and free access to the Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer with such additional financial, operating, and other data and information as Buyer may reasonably request; provided however, that such access shall be conducted at a mutually convenient time to be determined by Buyer and Sellers, during normal business hours and in a manner that does not unreasonably interfere with Sellers' normal operations and employee relations; and provided, further, that access to personnel may be limited by Sellers to key employees and shall require advance notice to Sellers.

         4.2 OPERATION OF THE BUSINESSES OF EACH ACQUIRED COMPANY. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to: (i) conduct the business of each Acquired Company only in the Ordinary Course of Business and in a manner consistent with prior business practice; (ii) use their Best Efforts to preserve intact the current business organization of each Acquired Company, keep available the services of the current officers, employees, and agents of each Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Acquired Company; (iii) confer with Buyer concerning operational matters of a material nature (e.g. ordering vehicles, major advertising plans, etc.); and (iv) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of each Acquired Company. Each Acquired Company and Sellers will not omit to take any action that is inconsistent with any representation or warranty of the Sellers, or that would cause any such representation or warranty to be untrue or incorrect in any material respect if such representation or warranty were made immediately following the taking of or failure to take such action. In connection therewith, the parties agree that the Acquired Companies may dealer trade vehicles for similar models, but they shall not liquidate or otherwise dispose of any of their new vehicles other than in the ordinary course of business to retail buyers. Sellers agree to cause the Acquired Companies to maintain their advertising expenditures and activities commensurate with prior business practices. The Acquired Companies shall not advertise a "Going Out of Business," "Retirement Sale" or any similar type of sale.

         4.3 PROHIBITED ACTIVITIES. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their control, as a result of which any of the changes or events listed in SECTION 2.18 is likely to occur. Sellers and each Acquired Company and their Affiliates, will not: (i) make any changes to their organizational documents (charter documents); (ii) directly or indirectly redeem, retire, purchase, or otherwise acquire or obtain the surrender of any stock, option, warrant or derivative of any Acquired Company or Affiliate; (iii) issue any stock, option, warrant, bond, or derivative of any Acquired Company or Affiliate; (iv) make any investment in the stock, indebtedness, or any derivative security of any Person other than in Acquired Company; (v) enter into any transaction which is outside the ordinary course of business and past business practices, or prohibited hereby; provided, however, that commencement of construction projects set forth on SCHEDULE 4.3 shall be permitted; and provided, further that the prohibitions upon Sellers shall apply only to matters related to the Acquired Companies.

         4.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act, which shall be coordinated with the filing by Buyer under the HSR Act).

         4.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each of the Sellers will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Sellers or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Schedule specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Article 4 or of the occurrence of any event that may make the satisfaction of the conditions in
Article 6 impossible or unlikely.

         4.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Sellers will cause all indebtedness owed to any Acquired Company by either Sellers or any Related Person of either of the Sellers, or any of their Affiliates, to be paid in full prior to or at Closing.

         4.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article 9, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business or as necessary pursuant to a sale of any of the Real Properties to a third party) of each Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company. Sellers shall promptly advice Buyer of any such inquiry or proposal so received.

         4.8 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Articles 6 and 7 to be satisfied.

         4.9 REMOVAL OF RELATED PARTY GUARANTEES. Each Acquired Company and the Sellers agree to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to terminate, waive or release all Related Guarantees. All Related Guarantees are disclosed on
SCHEDULE 4.9 ("Related Party Guarantees").

         4.10 RELATED PARTY AGREEMENTS. Each Acquired Company agrees, and the Sellers agree to cause each Acquired Company, not to enter into any Related Party Agreements or engage in any transactions with the Sellers or their Affiliates; except for those Related Party Agreements or transactions with Affiliates that are required by this Agreement, disclosed on SCHEDULES 4.10 ("Related Party Agreements") as agreements or transactions that shall not be subject to this SECTION 4.10. Prior to the Closing: (i) each Acquired Company shall pay in full or otherwise discharge all amounts payable by each Acquired Company to, or loans made to each Acquired Company by, the Sellers or other Affiliates of each Acquired Company, or the members of their respective families; and (ii) the Sellers or other Affiliates of each Acquired Company, or the members of their respective families, shall pay in full to each Acquired Company any amounts payable by such Persons to each Acquired Company and any loans made by each Acquired Company to such Persons not otherwise required to be forgiven by the terms of this Agreement.

         4.11 REAL PROPERTY AND LEASE AGREEMENTS.

                  (a) Affiliates of the Sellers currently own certain of the Real Properties and will own the Woodland Hills Nissan Dealership Location on the Closing Date (the "Affiliate Real Properties"). Sellers may cause the Affiliates of Sellers to sell some or all of the Affiliate Real Properties to Buyer or a third-party acceptable to Sellers which is not an Affiliate of Sellers ("Purchaser"). Buyer will enter into lease agreements or will cause the Acquired Companies to enter into lease agreements, guaranteed by Buyer, with the Purchaser for each of the Affiliate Real Properties in form or substance acceptable to Buyer and to Purchaser (individually or collectively the "Lease"), effective on the Closing Date. In addition, Sellers shall purchase from the Acquired Companies the Van Nuys Honda showroom. Such showroom shall also be leased to Buyer or an Acquired Company for the term of the underlying ground lease, at a rental of Five Thousand Three Hundred Dollars ($5,300) per month, with the same escalations as the other Leases, on a triple-net basis. Copies of all leases for the Real Properties not owned by Affiliates of Sellers will be furnished to Buyer and will remain in place as third-party leases of the Acquired Companies. As soon as practical after execution of this Agreement, Buyer and Sellers and/or Purchaser shall negotiate in good faith the terms of each Lease. The term of each Lease with a Purchaser shall be fifteen (15) years with three (3) five (5) year renewal options. The balance of the terms of each Lease, except for the rent, will consist of such other reasonable terms and conditions as are customary for a REIT owner. In connection with negotiating such Leases, it is contemplated that the rent for each of the Affiliate Real Properties shall be based upon an appropriate capitalization rate taking into consideration the capitalization rates currently negotiated by REITS as applied to the appraised value for each of such Affiliate Real Properties. In that connection, it is contemplated that the aggregate fair market value of the Affiliate Real Properties, exclusive of the Woodland Hills Nissan Add-Point and exclusive of the Van Nuys Honda showroom will approximate Forty-Five Million Two Hundred Eighty Thousand Dollars ($45,280,000) assuming all such Affiliate Real Properties are sold. In the event the actual fair market value price of such Affiliate Real Properties vary from such amount, the rents will be adjusted to reflect such actual values utilizing the negotiated capitalization rate. In the event the Sellers enter into, or desire to enter into, an agreement to sell some or all the Affiliate Real Properties to a Purchaser, Buyer and Sellers shall cooperate with each other in attempting to negotiate the Leases with such Purchaser. With respect to the Leases for the Woodland Hills Nissan Add-Point, or the Sepulveda Boulevard Honda Service Center, respectively, it is understood that each such Lease will provide for the construction by the Lessor of the improvements upon the land required for operation of the dealership or Sepulveda Boulevard Honda Service Center, respectively.

                  (b) With respect to any of the Leased Properties retained by Sellers' Affiliates, the Leases from Sellers' Affiliates to the Acquired Companies shall contain the following terms and conditions:

                           (i) the Initial Term of the Lease shall be fifteen
(15) years from the Commencement Date, with three (3) five (5) year renewal options. The Commencement Date of each Lease shall be the Effective Closing Date for any property other than the Woodland Hills Nissan Add-Point and the Sepulveda Boulevard Honda Service Center. In each of the latter two cases, the Commencement Date shall be the date upon which the respective premises are ready for occupancy.

                           (ii) the annual Base Rent during the Initial Term
shall be an amount equal to the fair market value of existing properties times 9.75%. The annual Base Rent during the Initial Term of the properties to be constructed shall be 450 basis points over the ten (10) year treasury bill rate at the Commencement Date of the respective property times the actual cost of the land and construction of the improvements thereon. The actual cost of the land shall be (i) all hard and soft costs paid by Sellers' Affiliate for the purchase of the land in the case of Woodland Hills Nissan Add-Point and the fair market value ("Market Value") of the Property, as it is then being used, pursuant to an appraisal conducted on an as-used basis utilizing actual arm's-length comparable transactions of the land at the Effective Closing Date in the case of the Sepulveda Boulevard Honda Service Center, and in the case of the Sepulveda Boulevard Honda Service

Center, subtracting demolition costs, plus (ii) interest costs on such amount from the Effective Closing Date through the Commencement Date of the Initial Term, in the case of the Woodland Hills Nissan Add-Point, plus (iii) the prorated portion of any property taxes assessed against the land which are applicable to the period from the date of this Agreement until the Commencement Date, in the case of the Woodland Hills Nissan Add-Point, less (iv) the amount of any incentives paid or payable to Sellers' Affiliate applicable to the purchase of the land or the construction of the improvements, but exclusive of any incentive based upon the performance of the Acquired Companies, which shall be retained by the Acquired Companies. Actual costs of the improvements shall be the actual amounts paid to contractors, subcontractors, architects, surveyors, or others for construction, demolition, permitting, construction period interest (excluding interest on land costs) and other soft costs.

                           (iii) The Base Rent under each Lease shall increase
in an amount equal to one-half (1/2) of the percentage change in the cost of living index as reported by the Consumer Price Index ("CPI"), published by the Bureau of Labor Statistics of the United States Department of Labor, from the date of the previous adjustment (or the Commencement Date as to the first adjustment) on the fifth and tenth anniversaries of the Commencement Date. The Base Rent payable for the first option period shall be the Market Value of the property, multiplied by an amount equal to 450 basis points over the then ten
(10) year treasury bill rate. Such Base Rent shall be increased on the commencement of each of the two additional five (5) year renewal options in an amount equal to one-half (1/2) of the percentage change in the CPI from the date of the previous adjustment (or for the second renewal option, from the date of the commencement of the first renewal option). In no event shall the Base Rent decrease at any time.

                           (iv) The balance of the terms of the Lease shall be
such that it constitutes a triple net lease and will consist of such other reasonable terms and conditions as Buyer and Sellers mutually agree.

                           (v) With respect to the Sepulveda Boulevard Service
Center, prior to the Commencement Date, Buyer shall pay to Sellers or Sellers' Affiliate, on a monthly basis, the actual interest costs of Sellers or Sellers' Affiliate from the Effective Closing Date through the Commencement Date and, when due, the pro rated portion of property taxes upon such property from the Effective Closing Date through the Commencement Date.

         4.12 GUARANTY OF RECEIVABLES. Subject to the limitations set forth in this SECTION 4.12, Sellers, jointly and severally, guarantee to Buyer that, except to the extent of the reserve for doubtful accounts shown on the balance sheets of the Acquired Companies as of the Effective Closing Date, all Accounts Receivable reflected on said balance sheet will be valid and legally binding obligations of the persons owing said amounts to the Acquired Companies and that the full amount of the Accounts Receivables, other than Accounts Receivables from Manufacturers, will be paid to the Acquired Companies on or before one hundred twenty (120) days following the Closing Date and the Accounts Receivables from Manufacturers will be paid to the Acquired Companies on or before twelve (12) months from the Closing Date. If any part of the Accounts Receivable has not been paid on or before one hundred twenty (120) days following the Closing Date, or twelve (12) months for Accounts Receivables from Manufacturers, respectively, then to the extent that such unpaid part of the Accounts Receivable exceeds the reserve for doubtful accounts with respect to such category of Accounts Receivable shown on the balance sheet of the Acquired Companies as of the Effective Closing Date, Buyer may reassign to Sellers all or any part of the unpaid part of the respective Accounts Receivable, which shall be free and clear of any security interest, lien or other encumbrance arising on or after the Closing Date, and which shall be selected by Sellers, in which event Sellers shall pay to Buyer in cash or by certified check an amount equal to such reassigned portion of the Accounts Receivable; provided, however, that Buyer shall have caused the Acquired Companies to use their reasonable efforts consistent with past practices to collect such Accounts Receivable.

         4.13 WOODLAND HILLS NISSAN ADD-POINT. Sellers covenant that Sellers shall use their Best Efforts to assist Buyer to receive all rights and interests of Sellers for the new Nissan franchise add-point in the Woodland Hills area ("Woodland Hills Nissan Add-Point").

         4.14 MANAGEMENT TEAM. Buyer intends to retain the Management Team, identified on EXHIBIT 4.14 ("Management Team"), following Closing. Prior to Closing, Sellers, Buyer and each individual of the Management Team, shall agree on the Management Team's post Closing compensation package ("Post-Closing Compensation Package"). The Post-Closing Compensation Package will be designed to properly compensate and motivate the Management Team, but the Post-Closing Compensation Package shall not exceed, but is expected to approximate, the total annual compensation paid to the Management Team in 2001 (except to the extent any excess is based upon increased profitability over 2001). Sellers will use their Best Efforts to assist Buyer in retaining the Management Team.

                                    ARTICLE 5
                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

         5.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR
Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to: (i) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in SCHEDULE 2.5; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         5.2 LEASE. Buyer agrees to cause the respective Acquired Company to enter into the Leases, and to execute and deliver the related guaranty of such leases.

         5.3 RELEASE OF GUARANTEES. Buyer will obtain the release of Sellers from any and all personal guarantees of liabilities of the Acquired Companies incurred in the operation of the business of the Acquired Companies, including financing obligations and obligation under letters of credit, except for guarantees of leases, which is governed by SECTION 5.4.

         5.4 BEST EFFORTS. Except as set forth in the proviso to SECTION 9.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Articles 6 and 7 to be satisfied. In addition, Buyer will use its Best Efforts (including the guaranty of Leases by Buyer, if necessary) to obtain the release of Sellers from their guaranty(s) of any

Leases for Real Properties not owned by Affiliates of Sellers. Buyer will guaranty new Leases entered into by the Acquired Companies.

                                    ARTICLE 6
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         6.1 ACCURACY OF REPRESENTATIONS.

                  (a) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                  (b) Each of Sellers' representations and warranties in SECTIONS 2.3 AND 2.6 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

         6.2 SELLERS' PERFORMANCE.

                  (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to SECTION
1.9 must have been delivered, and each of the other covenants and obligations in SECTIONS 4.6 AND 4.9 must have been performed and complied with in all respects.

         6.3 CONSENTS. Each of the Consents identified in SCHEDULES 2.5 AND 2.19, must have been obtained and must be in full force and effect.

         6.4 ADDITIONAL CONDITIONS PRECEDENT. Each of the following documents or events must have occurred or been delivered to Buyer:

                  (a) an opinion of Sellers' counsel, dated the Closing Date, substantially in the form of EXHIBIT "6.4(a)";

                  (b) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by all Sellers of, or the compliance by all Sellers with, any covenant or obligation required to be performed or complied with by such Sellers, (iii) evidencing the satisfaction of any condition referred to in this Article 6, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions;

                  (c) There shall have been obtained any and all permits, approvals and consents of securities or blue sky commissions of any jurisdiction, and of any other Governmental Authority and Manufacturer, that reasonably may be deemed necessary so that the consummation of the Acquisition and the transactions contemplated thereby will be in compliance with applicable laws;

                  (d) Buyer shall have received evidence, satisfactory to Buyer, that all Related Party Agreements shall have been terminated and all Related Guarantees shall have been terminated, waived or released pursuant to SECTION
4.9 AND 4.10;

                  (e) Since the date of this Agreement, no material adverse change in the business, condition (financial or otherwise), assets or operations of the Acquired Companies, taken as a whole, shall have occurred, and each Acquired Company shall not have suffered any damage, destruction or loss of assets (whether or not covered by insurance) materially adversely affecting the properties or business of the Acquired Company, and Buyer shall have received a certificate signed by the chief executive officer of each Acquired Company dated the Closing Date to such effect;

                  (f) Receipt by Buyer of Phase I Environmental Surveys, at the Buyer's expense, prepared by URS Corporation, showing no environmental problems or recommended actions, which will be performed at the discretion of Buyer. Prior to issuing any Phase I Environmental assessment, URS Corporation shall consult with California Environmental, Sellers' environmental consultant. The costs of any Phase II Environmental procedures required by the Phase I surveys and the cost of any remediation recommended by the Phase I assessment or supplemental Phase II procedures will be at Sellers' sole cost. Any remediation which extends beyond the Closing Date shall be performed and paid by Sellers. Buyer shall allow Sellers access to perform such remediation and shall otherwise cooperate with Sellers to allow for such remediation. Sellers shall remain responsible for the remediation currently in process at the Van Nuys Infiniti dealership, but Sellers will be entitled to any rebate or refund or other governmental payment received by the Acquired Companies in respect of such remediation whether performed prior to or after the date of this Agreement;

                  (g) Receipt by Buyer, at Sellers' expense, of a Leasehold Policy of Title Insurance, issued by a title company, approved by Buyer for each Lease;

                  (h) Receipt by Buyer, at Sellers' expense, of an ALTA survey for each leased premises showing the location of any improvements, prepared by a licensed surveyor approved by Buyer;

                  (i) Receipt by Buyer at Buyer's cost of a structural survey for each leased premises, prepared by an inspector selected by Buyer, showing no material structural problems or required maintenance (either individually or in the aggregate), except for the roof issues on the service department at Culver City Toyota;

                  (j) Receipt by Buyer of each executed Lease;

                  (k) The applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated. Buyer and

Sellers shall each be responsible for their respective fees associated with the preparation of their HSR filing;

                  (l) The Physical Inventory must have been taken in accordance with SECTION 1.4(d);

                  (m) Buyer will have completed its due diligence investigations of each Acquired Company and each leased premises on or before sixty (60) days from the execution date of this Agreement ("Due Diligence Deadline") and the results of such investigation has not revealed any material adverse conditions. Buyer shall be deemed satisfied with the due diligence investigation, unless Buyer notifies Sellers on or before the Due Diligence Deadline, that it wishes to terminate this Agreement;

                  (n) Sellers shall have complied with the provisions of SECTION
2.28 concerning the Phantom Stock Plan and shall have delivered to Buyer termination agreements or releases from the participants evidencing and implementing such compliance;

                  (o) Approval of Board of Directors of Buyer; and

                  (p) Buyer reaching an agreement for the continued employment of the chief financial officer and chief operating officer of the Company.

         6.5 RESIGNATION OF DIRECTORS AND OFFICERS. Sellers shall have delivered to Buyer the written resignations of the directors and officers of each Acquired Company.

         6.6 MANUFACTURER APPROVAL. Each Manufacturer shall have given unconditional approval of the transfer of the Shares to the Buyer (excepting facilities requirements) and shall have given any required approval of the Contemplated Transaction or its designee as the authorized dealer operator of the each Acquired Company's dealership franchise and Manufacturer shall have executed any required dealer agreements and/or amendments or supplements thereto in connection with the foregoing. Without limiting the generality of the foregoing, approval of the grant of the Woodland Hills Nissan Add-Point to a subsidiary of Company, and of the transfer thereof to Buyer by way of Buyer's purchase of the Shares, shall have been obtained.

                                    ARTICLE 7
              CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         7.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         7.2 BUYER'S PERFORMANCE. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date

(considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects. Buyer must have delivered the each of the documents required to be delivered by Buyer pursuant to 1.9(b).

         7.3 CONSENTS. Each of the Consents identified in SECTION 1.9(b) must have been obtained and must be in full force and effect.

         7.4 ADDITIONAL DOCUMENTS. Buyer must have caused the following documents to be delivered to Sellers:

                  (a) Receipt by Sellers or their Affiliate of the Leases;

                  (b) The applicable waiting period under the HSR Act (if applicable) with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

                  (c) Receipt by Sellers of the consent by all Manufacturers to the Contemplated Transactions, including the consent to the establishment and transfer of the Woodland Hills Nissan Add-Point.

                  (d) such other documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this
SECTION 7.4, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

         7.5 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         7.6 PHYSICAL INVENTORY. The Physical Inventory must have been taken in accordance with SECTION 1.

                                    ARTICLE 8
                        POST-CLOSING AND OTHER COVENANTS

         8.1 GENERAL. In case, at any time after the Closing, any further action is necessary or desirable to carry out the purchase and sale of the Shares and the other purposes and intent of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

         8.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving each Acquired Company, or its business or Assets, Sellers or the Shares, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available its Personnel, and provide such testimony and access to its books and records as shall be reasonably necessary for the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor as provided elsewhere in this Agreement).

         8.3 TRANSITION. The Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of each Acquired Company from maintaining the same business relationships with each Acquired Company after the Closing Date as it maintained with each Acquired Company prior to the Closing. Sellers will refer all customer inquiries relating to the business of each Acquired Company from and after the Closing Date to that Acquired Company.

         8.4 POST-CLOSING NOTIFICATIONS. Buyer and the Sellers will, and each will cause their respective Affiliates to, comply with any post-Closing notification or other requirements, to the extent then applicable to such Party, of any antitrust, trade competition, investment or control, export or other Law of any Governmental Entity having jurisdiction over Buyer, each Acquired Company or the Sellers.

         8.5 TRANSFER TAXES. All sales and Taxes imposed by any taxing authority, domestic or foreign, with respect to the sale of the Shares or otherwise on account of this Agreement or Contemplated Transactions shall be borne by Buyer.

         8.6 PAYMENT OF EXPENSES. Each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the Contemplated Transactions, whether or not the Closing occurs.

         8.7 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Sellers shall prepare and file or cause to be prepared and filed, all income tax returns, including amended returns, for each Acquired Company for all periods ending on or prior to the Closing Date, which are required to be filed after the Closing Date. The Sellers shall provide to Buyer a copy of the tax returns proposed to be filed pursuant to the preceding sentence, a reasonable time in advance of such filing date, and shall make such revisions to such tax returns as are reasonably and appropriately requested by Buyer. The Sellers shall not file such tax returns without the consent of Buyer which consent will not be unreasonably withheld. Failure of Buyer to respond within thirty (30) days will be deemed to be consent. Buyer acknowledges that the Company is an S Corporation for the period commencing January 1, 2002, and its final S Corporation return will be filed using the closing of the books method, and Buyer will cooperate with Sellers as required to file such return on such basis. Buyer will not permit any Acquired Companies to file an amendment to any income tax returns for any year ended prior to the Closing Date, without Sellers' prior written consent, which shall not be unreasonably withheld.

         8.8 RELEASE.

                  (a) As of the Closing Date, each of the Sellers does hereby for himself or his heirs, executors, administrators and legal representatives release, acquit and forever discharge each Acquired Company and each of its Subsidiaries of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, which each of such Sellers now has, owns or holds or has at any time previously had, owned or held against each Acquired Company or its Subsidiaries including without limitation all liabilities created as a result of the negligence, gross negligence and willful acts of each Acquired Company and their employees and agents, existing as of the Closing Date or relating to any matter that occurred on or prior to the Closing; provided, however, that any claims, liabilities, debts or causes of action that may arise in connection with the failure of any of the parties hereto to perform any of their obligations hereunder or under any other agreement relating to the transactions contemplated hereby or from any breaches by any of them of any representations or warranties herein or in connection with any of such other agreements shall not be released or discharged pursuant to this Agreement; and provided further any liabilities under Plans or Benefit Programs or Agreements listed on the Schedules hereto shall not be released. Provided further, that any rights of Sellers against any Acquired Company for indemnification shall not be released, to the extent such claim does not give rise to a breach of the provisions of this Agreement.

                  (b) Each of the Sellers represents and warrants that he has not previously assigned or transferred, or purported to assign or transfer, to any person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein. Each of the Sellers covenants and agrees that he will not assign or transfer to any person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations to be released herein. Each of the Sellers represents and warrants that he has read and understands all of the provisions of this SECTION 8.8 and that he has been represented by legal counsel of his own choosing in connection with the negotiation, execution and delivery of this Agreement.

         8.9 NON-COMPETITION OBLIGATIONS.

                  (a) As part of the consideration for this Agreement, Frederic
H. Miller, and Michael E. Miller, (individually or collectively "Principal") and Buyer agree to the non-competition provisions of this SECTION 8.9. Principal agrees that for a period three (3) years from the Closing Date, Principal agrees not to directly or indirectly for themselves or for others, within Los Angeles County and all adjoining counties: (i) engage in the ownership or operation of an automobile dealership; or (ii) render advice, services to, financing for, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any automobile dealership. The provisions of this
SECTION 8.9 shall not prohibit Frederic Miller from providing financing and advice to his son, Mark Miller, or Michael Miller from providing financing and advice to his son, David Miller, to acquire an automobile dealership within the area described above.

                  (b) Principal understands that the foregoing restrictions may limit his ability to engage in certain businesses during the period provided for above, but acknowledge that Principal will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. Principal acknowledges that money damages would not be sufficient remedy for any breach of this SECTION 8.9 by Principal, and Buyer shall be entitled to enforce the provisions of this SECTION 8.9 by terminating any payments then owing to Principal under this Agreement, and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach, without any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of this SECTION 8.9, but shall be in addition to all remedies available at law or in equity to Buyer including, without limitation, the recovery of damages from Principal and Principals' agents involved in such breach.

                  (c) It is expressly understood and agreed that Buyer and Principal consider the restrictions contained in this SECTION 8.9 to be reasonable and necessary to protect the confidential and proprietary information and trade secrets of Buyer and the Acquired Companies. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

                  (d) The parties hereto expressly acknowledge that Buyer rights under this SECTION 8.9 are assignable and that such rights shall be fully enforceable by any of Buyer's subsidiaries, assignees, or successors in interest, but such assignment shall not expand the scope of Principal's responsibilities hereunder.

         8.10 NON-HIRING PROVISIONS.

                  (a) As part of the consideration for this Agreement, the Principals and Buyer agree to the non-hiring provisions of this SECTION 8.10. Principals agrees that during for a period of three (3) years after the Closing Date, Principal will not, directly or indirectly for themselves or for others, proselytize, offer employment, retain, hire or assist in the proselytizing, recruitment or hiring of any employee of any Acquired Company.

                  (b) Principal understands that the foregoing restrictions may limit his ability to engage in certain businesses, but acknowledge that Principal will receive sufficiently high remuneration and other benefits under this Agreement, to justify such restriction. Principal acknowledges that money damages would not be sufficient remedy for any breach of this SECTION 8.10 by Principal, and Buyer shall be entitled to enforce the provisions of this SECTION
8.10 by terminating any payments then owing to Principal under this Agreement, and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach, without any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of this SECTION 8.10, but shall be in addition to all remedies available at law or in equity to Buyer, including, without limitation, the recovery of damages from Principal and Principals' agents involved in such breach.

                  (c) It is expressly understood and agreed that Buyer and Principal consider the restrictions contained in this SECTION 8.10 to be reasonable and necessary to protect the confidential and proprietary information and trade secrets of Buyer and the Acquired Companies. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

                  (d) The parties hereto expressly acknowledge that Buyer's rights under this SECTION 8.10 are assignable and that such rights shall be fully enforceable by any of Buyer's assignees or successors in interest, but such assignment shall not expand the scope of Principal's responsibilities hereunder.

         8.11 IRC SECTION 338 ELECTION. Buyer shall not make an election under IRC Section 338(h)(10) with respect to the Contemplated Transactions.

         8.12 VEHICLE SERVICE CONTRACT TRUST FUNDS. Sellers agree to maintain at all times funds reasonably acceptable to Buyer, in Affiliated Insurance Companies, to cover the cost of future claims on vehicle service contracts insured by any Affiliated Insurance Companies. Sellers shall at all times maintain cash and marketable investments in Affiliated Insurance Companies, greater than or equal to the amount of the unearned premium, calculated using sound actuarial assumptions and conservative risk and experience assumptions, on the outstanding vehicle service contracts. Sellers shall enter into an agreement with Buyer at Closing which contains the terms and conditions as provided in this SECTION 8.12.

         8.13 PHANTOM STOCK PLAN. Buyer shall permit the Acquired Companies to, and shall lend to the Acquired Companies the funds necessary to enable the Acquired Companies to, pay the amount accrued with respect to the Phantom Stock Plan as set forth in SECTION 2.28.

                                    ARTICLE 9
                                   TERMINATION

         9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (b) (i) by Buyer if any of the conditions in SECTION 6 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
SECTION 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Buyer and Sellers;

                  (d) by Buyer, on or before the Due Diligence Deadline, by notice to Sellers, that the results of the due diligence inspection are not satisfactory to Buyer, as permitted by SECTION 6.4(m);

                  (e) by Sellers if the Board of Directors of Buyer has not approved this Agreement on or before June 15, 2002; or

                  (f) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 1, 2002, or such later date as the parties may agree upon.

         9.2 EFFECT OF TERMINATION. Each party's right of termination under
SECTION 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to SECTION 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in SECTIONS 11.1 AND
11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party shall receive Five Million Five Hundred Thousand Dollars ($5,500,000) ("Termination Fee") from the other party as full and complete liquidated damages in full relief and discharge of any and all obligations of the terminated party hereunder. The parties have discussed and negotiated, in good faith, upon the question of damages to be suffered by Buyer or Sellers in the event this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, and have endeavored to reasonably estimate such damages, and Buyer and Sellers hereby agree that: (a) such damages are and will be impracticable or extremely difficult to fix; (b) liquidated damages shall be in an amount equal to the Termination Fee; (c) in the event of such termination, the terminating party shall be entitled to the Termination Fee as liquidated damages; and, (d) such liquidated damages shall be the terminating party's sole remedy in the event of such termination.

                                   ARTICLE 10
                            INDEMNIFICATION; REMEDIES

         10.1 SURVIVAL. All statements contained in any Schedule or certificate delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Sellers or the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing for a period of three (3) years with the exception of: (i) the representations and warranties of the Sellers contained in SECTION 2.14, which shall survive the Closing until the expiration of the applicable tax statutes of limitation plus a period of sixty (60) days; and (ii) the representations and warranties of the Sellers contained in SECTIONS 2.2, 2.3, AND 2.6, which shall survive the Closing indefinitely. As to each representation and warranty of the parties hereto, the date to which such representation and warranty shall survive is hereinafter referred to as the "Survival Date."

         10.2 INDEMNIFICATION BY SELLERS. Sellers, jointly and severally, agree to indemnify and hold harmless the Buyer, each Acquired Company and their Affiliates, successors and assigns ("Indemnified Persons") harmless from and against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer Indemnitee ("Damages") arising out of, based upon, in connection with, or as a result of: (a) the untruth, inaccuracy or breach of any representation and warranty of the Sellers (including any loss of life, injury to persons or property, remediation costs or damages, arising from Environmental, Health, and Safety Liabilities) contained in or made pursuant to this Agreement, including the Disclosure Letter and in any Schedule or certificate delivered hereunder or in connection herewith; (b) the breach or nonfulfillment of any covenant or agreement of the Sellers contained in this

Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto; (c) any tax liability associated with the sale of the Excluded Assets, and Van Nuys Honda showroom as provided in SECTION 1.6; (d) any Damages related to the lease for the property at the former Santa Monica dealership location. In determining Damages in respect of any liability for Taxes, offsetting tax benefits, such as a deduction in a subsequent year, shall be taken into consideration.

         10.3 INDEMNIFICATION BY BUYER. Buyer hereby agrees to indemnify and hold harmless the Sellers and their successors and assigns from or against, for and in respect of, any and all Damages suffered, sustained, incurred or required to be paid by any Sellers arising out of, based upon or in connection with or as a result of: (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith; or
(b) the breach or nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement; or (c) any obligations arising from the ownership or operation of the Acquired Companies after the Closing Date.

         10.4 CLAIMS FOR INDEMNIFICATION. No claim for indemnification with respect to a breach of a representation, warranty or covenant shall be made under this Agreement after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee or the Sellers Indemnitee, as the case may be, shall have given the Sellers or the Buyer, as the case may be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Indemnified Person.

         10.5 PROCEDURES FOR INDEMNIFICATION -- THIRD PARTY CLAIMS. The procedures to be followed by the Buyer and the Sellers with respect to indemnification hereunder regarding claims by third persons which could give rise to an indemnification obligation hereunder shall be as follows:

                  (a) Promptly after receipt by any Indemnified Person of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, the Indemnified Person shall give a written notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "Indemnifying Party"), setting forth in reasonable detail the nature of such action, proceeding or claim, including copies of any documents and written correspondence from such third person to such Indemnified Party.

                  (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, environmental remediation or related to any liability for taxes, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety subject to the limits in SECTION 10.7, and (iii) the Indemnifying Party, in the reasonable judgment of the Indemnified Party, shall be able to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided, that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party; and, provided further, that in the event of settlement of claims for environmental remediation, the Indemnifying Party may perform such other acts, including the placement of monitors or other remediation equipment upon the Leased Properties, as may be necessary to resolve such claim.

                  (c) With respect to any action, proceeding or claim as to which (i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, proceeding or claim, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party. The Indemnified Party may not settle such action, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

                  (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such action, proceeding or claim, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

         10.6 PROCEDURES FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Indemnifying Party by the Indemnified Party.

         10.7 LIMITATIONS OF INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Article 10, the Indemnifying Party's liability for Damages shall be limited as follows: (a) the Indemnified Party shall have no claim for Damages unless and until all Damages incurred by the Indemnified Party exceed an aggregate of Two Hundred Fifty Thousand Dollars ($250,000) in which event the Indemnifying Party shall be liable for only such Damages in excess of Two Hundred Fifty Thousand Dollars ($250,000); and (b) the total amount of Damages for which the Indemnifying Party shall be liable to the Indemnified Party shall not exceed the Purchase Price. However, this SECTION 10.7. will not apply to any Breach of any of Sellers' representations and warranties: (i) contained in SECTIONS 2.2, 2.3, 2.6, 2.28 and 2.42; (ii) of which Sellers made a fraudulent representation or warranty or any intentional Breach by Sellers of any covenant or obligation; (iii) any Damages arising from provisions of 10.2(d); and (iv) Sellers will be jointly and severally liable for all Damages with respect to such Breaches.

         10.8 SETOFF. The Indemnifying Party agrees to grant the Indemnified Party, the right to offset any amounts due the Indemnified Party, its successors or assigns under this Agreement.

         10.9 APPLICABILITY. THE PROVISIONS OF THIS ARTICLE 10 SHALL APPLY NOTWITHSTANDING THE, JOINT OR CONCURRENT NEGLIGENCE OR JOINT OR CONCURRENT STRICT LIABILITY OR OTHER FAULT OF THE INDEMNIFIED PARTY. IF BOTH THE INDEMNIFIED PARTY AND THE INDEMNIFYING PARTY ARE NEGLIGENT OR OTHERWISE AT FAULT OR STRICTLY LIABLE WITHOUT FAULT, THE CONTRACTUAL OBLIGATIONS OF INDEMNIFICATION UNDER THIS ARTICLE 10 SHALL CONTINUE, BUT THE INDEMNIFYING PARTY SHALL INDEMNIFY THE INDEMNIFIED PARTY ONLY FOR THE PERCENTAGE OF RESPONSIBILITY FOR THE DAMAGE OR INJURIES INCLUDING ATTORNEYS FEES ATTRIBUTABLE TO THE INDEMNIFYING PARTY.

                                   ARTICLE 11
                               GENERAL PROVISIONS

         11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         11.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers jointly determine. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Date Sellers shall, and shall cause each Acquired Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person except for disclosure to officers, directors, employees, attorneys, accountants and other representatives, as necessary in connection with the transactions contemplated hereby or as necessary to the operation of Sellers' business. Sellers and Buyer will consult with each other concerning the means by which each Acquired Company's employees (except as permitted by the preceding sentence), customers, and suppliers and others having dealings with each Acquired Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         11.3 CONFIDENTIALITY. Sellers and Buyer agree, and agree to cause their officers, directors, employees, representatives agents and consultants, to hold in confidence and not to disclose to others for any reason whatsoever, any and all non-public information received by them or their representatives in connection with this transaction, including but not limited to all terms, conditions and covenants related to this transaction and this Agreement, and Buyer's pricing models, methodology, customs or practices related to the acquisition of automobile dealerships, except (i) as required by law; and (ii) for disclosure to officers, directors, employees, attorneys, accountants and other representatives, as necessary in connection with the transactions contemplated hereby or as necessary to the operation of Sellers' or Buyer's business. In the event the transactions contemplated by this Agreement are not consummated, Sellers and Buyer will return all non-public documents and other material obtained from the other or their respective representatives in connection with the transactions contemplated hereby or certify to the other that all such information has been destroyed. The provisions of this Section shall survive the Closing or termination of this Agreement.

         11.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers:                   Frederic H. Miller and Michael E. Miller
                                    c/o Fred Miller
                                    10560 Wilshire Boulevard
                                    Suite 1901
                                    Los Angeles, CA 90024
                                    Telephone: (310) 470-0775
                                    Telecopier: (310) 470-5845


         with a copy to:            Miller Automotive Group, Inc.
                                    5425 Van Nuys Boulevard
                                    Van Nuys, CA 91401
                                    Telephone: (818) 787-8400
                                    Telecopier: (818) 787-6795
                                    Attention: Fred Miller


         with a copy to:            Greenberg Glusker Fields
                                    Claman Machtinger & Kinsella LLP
                                    1900 Avenue of the Stars
                                    Suite 2100
                                    Los Angeles, CA 90067
                                    Telephone: (310) 553-3610
                                    Telecopier: (310) 553-0687
                                    Attention: Bernard Shearer, Esq.


         Buyer:                     Group 1 Automotive, Inc.
                                    950 Echo Lane, Suite 100
                                    Houston, Texas 77024
                                    Telephone (713) 647-5700
                                    Telecopier (713) 647-5800
                                    Attention: John T. Turner


         with a copy to:            Randall K. Calvert, Esq.
                                    6520 N. Western, Suite 100
                                    Oklahoma City, Oklahoma  73116
                                    Telephone (405) 848-5000
                                    Telecopier (405) 848-5052

         11.5 INSIDER LIABILITY. The Sellers acknowledges that trading in Buyer's securities by persons possessing material non-public information may result in private lawsuits for damages or to civil or criminal proceedings by the Securities and Exchange Commission. Sellers also acknowledges that liability may be imposed on insiders who privately disclose otherwise nonpublic material information where such disclosure coincide with trading Buyer's securities by such insiders or by the recipients of such information.

         11.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.8 SCHEDULES.

                  (a) Sellers shall prepare and furnish the Disclosure Letter, containing the Schedules, to Buyer within on or before the date thirty (30) days from the date of this Agreement. Sellers may supplement the Disclosure Letter, at any time prior to the Closing Date.

                  (b) The disclosures in the Schedules to the Agreement, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (c) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedule with respect to the specific representation or warranty to which the Schedule pertains), the statements in the body of this Agreement will control.

         11.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Affiliate of Buyer, but Buyer shall not be relieved of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties have jointly participated in the negotiation and drafting this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the disclosed schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the disclosure schedules identifies the exception with reasonable particularity and described the relevant facts in reasonable detail. The parties intend that each representative, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         11.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         11.13 GOVERNING LAW. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

         11.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         11.15 ATTORNEYS' FEES. In the event any party instigates litigation to enforce or protect its rights under this Agreement, the party substantially prevailing in any such litigation shall be entitled, in addition to all other relief, to reasonable attorneys' fees, out-of-pocket costs and disbursements relating to such litigation.

         11.16 CONCURRENT CONDITIONS. The performance or tender of performance at Closing of all matters applicable to a Party under this Agreement shall be deemed concurrent conditions and no Party shall be required at Closing to perform, or tender performance of, the obligations of such

Party hereunder unless, coincident therewith, each other Party from whom performance is required under this Agreement performs or tenders performance of its obligations hereunder.

         11.17 JURISDICTION; ARBITRATION.

                  (a) Subject to the other provisions of this SECTION 11.17, any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of California, and, by execution and delivery of this Agreement, each party hereto (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

                  (b) Any dispute, claim or controversy arising out of or relating to this Agreement (except for accounting matters provided for in Article 1 hereto), or the interpretation or breach hereof (including, without limitation, any of the foregoing based upon a claim to any termination fee hereunder), shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA RULES") to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by each party hereto within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty (30) days after their appointment; PROVIDED, HOWEVER, that if the two (2) arbitrators fail to appoint the third
(3rd) arbitrator within thirty (30) days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Los Angeles, California. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

Initials:        Buyers:                            Sellers:
                         -----------                         ------------

                  (c) Nothing contained in this SECTION 11.17 shall prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction.

                                   ARTICLE 12
                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 12:

"ACQUIRED COMPANIES" -- shall mean the Company and its Subsidiaries, collectively.

"AFFILIATE" -- shall mean, as applied to another Person, (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the voting securities of or Equity Interests in such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities or Equity Interests are directly or indirectly owned, controlled or held with power to vote by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any officer, director, or partner of such other Person, or any family member of any of the foregoing and (v) any Entity for which any Person described in clause (iv) acts as a director, officer or partner.

"AFFILIATE PAYABLES" -- shall mean all amounts owing to the an Acquired Company from any Sellers or any Affiliate thereof, or from any of the Acquired Company's officers or employees.

"APPLICABLE CONTRACT" -- shall mean any Contract (a) under which an Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

"BALANCE SHEET" -- as defined in SECTION 2.7.

"BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

"BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"BUSINESS DAY" - is a day other than a Saturday, a Sunday or a day on which banks are closed in the State of California.

"CLOSING DATE" - the date and time as of which the Closing actually takes place.

"COMPANY" - means Miller Automotive Group, Inc., a California corporation.

"CONSENT" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"CONTEMPLATED TRANSACTIONS" - all of the transactions contemplated by this Agreement, including: (i) the sale of the Shares by Sellers to Buyer; (ii) the sale of assets from Company to Sellers or to Sellers' Affiliate; (iii) the execution, delivery, and performance of the Lease Agreement; (iv) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and (v) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

"CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"CORPORATIONS" - means Miller Family Company, Inc. d/b/a Miller Honda of Van Nuys, a California corporation. Miller Infiniti Inc., a California corporation, Miller Imports, Inc. d/b/a Miller Mitsubishi, Inc., a California corporation, Miller Nissan, Inc., a California corporation, Millbro, Inc. d/b/a Miller Honda of Culver City, a California corporation, Mike Miller Toyota, Inc. d/b/a Miller Toyota, a California corporation, and Miller Motors Van Nuys, Inc., a California corporation.

"CULVER CITY HONDA DEALERSHIP LOCATION" - means the automobile dealership located at 9055 W. Washington Boulevard.

"CULVER CITY TOYOTA DEALERSHIP LOCATION" - means the automobile dealership located at 9077 W. Washington Boulevard.

"DEALERSHIP LOCATIONS" - means the Van Nuys Honda Dealership Location, Van Nuys Infiniti Dealership Location, Van Nuys Mitsubishi Dealership Location, Van Nuys Nissan Dealership Location, Culver City Honda Dealership Location, Culver City Toyota Dealership Location and the Woodland Hills Nissan Dealership Location.

"DISCLOSURE LETTER" - the disclosure letter delivered by Sellers to Buyer as provided herein; all references to Schedules in this Agreement, refer to schedules or parts of the Disclosure Letter.

"EMPLOYEE PLAN" - shall include all plans described in SECTION 3(3) of the ERISA and also shall include, without limitation, any deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the Company and maintained or contributed to by the Company.

"ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or restrictions or claims of any kind, nature or description.

"ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (i) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (iii) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended ("CERCLA").

"ENVIRONMENTAL LAW" -- any Legal Requirement, as amended, that requires or relates to: (i) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (ii) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (iii) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (iv) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (v) protecting resources, species, or ecological amenities; (vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
(vii) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets, including but not limited to: Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

"ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by Company and any buildings, plants, structures, or equipment (including company vehicles) currently or formerly owned or operated by Company, including the Sepulveda Boulevard Honda Service Center property.

"GAAP" -- generally accepted United States accounting principles, applied on a consistent basis, from period to period.

"GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY" -- any: (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"GROUP 1" -- means Group 1 Automotive, Inc., a Delaware corporation.

"GUARANTY" -- means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

"HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

"HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"HONDA" -- means American Honda Motor Co., Inc.

"HSR ACT" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual should have discovered or become aware of such fact or matter in the ordinary course of conduct of the normal duties and obligations of such person bearing in mind that person's position with the Company. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty, as amended.

"MANAGEMENT TEAM" -- means collectively the four (4) current general managers of the Corporations and the chief operating officer and chief financial officer of Company.

"MANUFACTURER" -- shall mean individually or collectively Toyota Motor Sales U.S.A., Inc., Nissan Motor America, Inc., Mitsubishi Motor Sales of America, Inc., Infiniti Division of Nissan Motor America, Inc. and American Honda Motor Co.

"MATERIAL AGREEMENT" -- means all leases and all other contracts, agreements, documents, instruments, guarantees, plans, understandings or arrangements, written or oral, which are material to the Company or its business or assets.

"MATERIAL ENVIRONMENTAL LIABILITY" -- any occurrence of an Environmental, Health, and Safety Liability the expected liability of which exceeds Twenty-Five Thousand Dollars ($25,000).

"MITSUBISHI" -- means Mitsubishi Motor Sales of America, Inc.

"MODIFIED GAAP" - generally accepted United States accounting principles, as modified by Manufacturer's Dealer Accounting Manual accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in 2.7 were prepared, from period to period (unless otherwise specifically disclosed).

"NISSAN" -- means Nissan Motor America, Inc.

"OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (consisting of those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); or (iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

"PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"PURCHASE PRICE" -- means the amount specified in SECTION 1.2.

"REAL PROPERTIES" -- means all real property, whether owned or leased, including buildings and improvements listed on SCHEDULE 1.6(b).

"RELATED GUARANTEES" - are the Company guarantees of indebtedness or other obligations of any of the Company's officers, directors, shareholders or employees or their Affiliates except for the other Acquired Companies.

"RELATED PARTY AGREEMENT" -- are any contracts or other formal or informal understandings between Company and any of their officers, directors, employees, agents or stockholders or their Affiliates.

"RELATED PERSON" -- with respect to a particular individual: (i) each other member of such individual's Family; (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (vi) any Related Person of any individual described in clause (ii) or (iii).

         For purposes of this definition, (i) the "Family" of an individual includes (1) the individual, (2) the individual's spouse, (3) any other natural person who is related to the individual or the individual's spouse within the second degree, and (4) any other natural person who resides with such individual, and (ii) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least fifty percent (50%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least fifty percent (50%) of the outstanding equity securities or equity interests in a Person.

"RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"SCHEDULE" -- the schedules or parts of the Disclosure Letter, delivered by Sellers to Buyer, as provided herein.

"SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"SELLERS' RELEASES" -- as defined in SECTION 6.4.

"SHARES" -- as defined in the introduction of this Agreement.

"SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" or "Subsidiaries"means a corporation, limited liability company, limited partnership, partnership, or other entity owned in whole or part by the Company.

"TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (in writing) or any notice has been given (in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"TOYOTA" -- means Toyota Motor Sales USA, Inc.

"VAN NUYS HONDA DEALERSHIP LOCATION" -- means the automobile dealership, tech center and Sepulveda tech center located at 5355 Van Nuys Boulevard, 5151 Van Nuys Boulevard, and 5905 Sepulveda Boulevard, respectively.

"VAN NUYS INFINITI DEALERSHIP LOCATION" -- means the automobile dealership located at 5455 Van Nuys Boulevard.

"VAN NUYS MITSUBISHI DEALERSHIP LOCATION" -- means the automobile dealership located at 5319 Van Nuys Boulevard.

"VAN NUYS NISSAN DEALERSHIP LOCATION" -- means the automobile dealership located at 5425 Van Nuys Boulevard.

"WOODLAND HILLS NISSAN DEALERSHIP LOCATION" -- means the real property located at 20539 Ventura Boulevard, Woodland Hills, California which will be the future dealership location for the Woodland Hills Nissan Add Point.


                [The remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                  "SELLERS"


                                  FREDERIC HARRIS MILLER and BARBARA
                                  MILLER, Trustees of the Miller Trust of 1980
                                  (Restated)




                                  ----------------------------------------------
                                  Frederic Harris Miller, Trustee




                                  ----------------------------------------------
                                  Barbara Miller, Trustee




                                  ----------------------------------------------
                                  Mike Miller, an individual


                                  "COMPANY"
                                  MILLER AUTOMOTIVE GROUP, INC.,
                                  a California corporation




                                  By:
                                      ------------------------------------------
                                      Frederic H. Miller, Chairman of the Board


                                  "CORPORATIONS"


                                  MILLER FAMILY COMPANY, INC.
                                  D/B/A/ HONDA OF VAN NUYS,
                                  a California corporation





                                  By:
                                      ------------------------------------------
                                      Frederic H. Miller, President


          [signatures continued on next page]

          [signatures continued from previous page]


                                    MILLER INFINITI INC.,
                                    a California corporation




                                    By:
                                        ----------------------------------------
                                        Frederic H. Miller, President


                                    MILLER IMPORTS, INC. D/B/A/
                                    MILLER MITSUBISHI,
                                    a California corporation





                                    By:
                                        ----------------------------------------
                                        Frederic H. Miller, President


                                    MILLER NISSAN, INC.,
                                    a California corporation





                                    By:
                                        ----------------------------------------
                                        Frederic H. Miller, President


                                    MILLBRO, INC. D/B/A/ MILLER
                                    HONDA OF CULVER CITY,
                                    a California corporation





                                    By:
                                        ----------------------------------------
                                        Michael E. Miller, President


                                    FMM, INC. D/B/A
                                    MILLER TOYOTA,
                                    a California corporation





                                    By:
                                        ----------------------------------------
                                        Michael E. Miller, President


          [signatures continued on next page]

          [signatures continued from previous page]


                                    MILLER MOTORS VAN NUYS, INC.,
                                    a California corporation




                                    By:
                                        ----------------------------------------
                                        Frederic H. Miller, President


                                    "BUYER"
                                    GROUP 1 AUTOMOTIVE, INC.,
                                    a Delaware corporation





                                    By:
                                        ----------------------------------------
                                        John T. Turner, Executive Vice President

                            STOCK PURCHASE AGREEMENT
                                     ANNEX I
                                 STOCK OWNERSHIP


                                                                   % OF
                                          NO. OF                OUTSTANDING
SELLERS                                   SHARES                COMMON STOCK
-------                                   ------                ------------
Frederic Harris Miller
and Barbara Miller
Trustees of the Miller Trust
of 1980 (Restated)                                                   50%


Michael E. Miller                                                    50%

                            STOCK PURCHASE AGREEMENT
                                EXHIBIT "6.4(a)"
                           OPINION OF SELLERS' COUNSEL








                             Exhibit 6.4(a) - Page 1

                                 Firm Letterhead


                                     [Date]


[Name and Address of Buyer]



Gentlemen:

         We have acted as counsel to ____________ and _____________ (collectively, "Sellers"), _______________, a _______________ corporation (the
"Company") and the Subsidiaries of the Company in connection with the Stock Purchase Agreement dated ____________, 200_ (the "Agreement") between the Sellers and ________________, a _______________ corporation ("Buyer"). This is the opinion contemplated by Section 7.4 of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of California.

         Whenever a statement herein is qualified by the phrase "to our knowledge," it is intended to indicate that, during the course of our representation of the Borrower, no information that would give us current knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with our representation described in the introductory paragraph of this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.

         For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of Persons (other than the Sellers) (collectively, the "Other Parties) signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons other than Sellers;
(c) that all documents submitted to us as originals or duplicate originals are authentic; (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents; (e) there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence;
(f) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, or qualify the terms of the Stock Purchase Agreement; (g) the contracts, agreements, or instruments to which the Acquired Companies are a party or by which the properties are bound other than the Stock Purchase Agreement will be enforced as written; (h) all parties to the Stock Purchase Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the Stock Purchase Agreement; (i) Buyer and any agent acting for it in connection with the transactions contemplated by the Stock Purchase Agreement has acted in good faith and without notice of any defense against the enforcement of any rights created by the Stock Purchase Agreement; (j) the constitutionality or validity of a relevant statute, rule, or


                             Exhibit 6.4(a) - Page 2
regulation is not in issue; and (k) all parties to the Stock Purchase Agreement will act in accordance with its terms and conditions. As to questions of fact relevant to this opinion, (x) we have assumed the accuracy of the representations and warranties of the Sellers in the Stock Purchase Agreement and have relied upon certificates and oral or written statements and other information of public officials, officers and representatives of the Sellers and others, but we have made no independent investigation of factual matters, and
(y) we assume compliance on the part of all parties to the Stock Purchase Agreement with their covenants and agreements contained therein.

         In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that: (a) Buyer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and of each other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary and (b) the Stock Purchase Agreement has been duly executed and delivered by Buyer. We have further assumed, with your permission and without any independent investigation or verification of any kind, that the Stock Purchase Agreement constitutes the valid and legally binding obligation of Buyer.

         Based on the foregoing, our opinion is as follows:

         1. The Agreement is enforceable against the Sellers, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

         2. The authorized capital stock of each Company consists of ____ shares of common stock, no par value, [of which __________ shares] [all of which] are outstanding. Sellers own all of the outstanding Stock of record. Based on a certificate of Sellers, Sellers own all of the outstanding stock beneficially, free and clear of all adverse claims. As a result of the delivery of certificates to Buyer and the payment to Sellers being made at the Closing, Buyer is acquiring ownership of all of the outstanding Stock, and, based upon the certificate of Sellers, free and clear of all adverse claims.

         3. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated. All of the outstanding shares of capital stock of Company have been duly authorized and validly issued and are nonassessable and were not issued in violation of the preemptive rights of any Person.

         4. Neither the execution and delivery of the Agreement nor the consummation of any or all of the Contemplated Transactions (a) violates any provision of the articles of incorporation or bylaws (or other governing instrument) of Company, or (b) violates any statute, law, regulation, or rule, or any judgment, decree or order of any court or other Governmental Body applicable to Company.

         We hereby confirm to you that, except as set forth in Schedule 2.15, to our knowledge, there is no Proceeding by or before any court or Governmental Body pending or overtly threatened against or involving Company or that questions or challenges the validity of the Agreement or any


                             Exhibit 6.4(a) - Page 3
action taken or to be taken by Company pursuant to the Agreement or in connection with the Contemplated Transactions and, to our knowledge the Company is not subject to any judgment, order or decree having prospective effect.

         We understand that you are delivering a copy of this opinion to [identify lenders to Buyer] in connection with the financing of the transactions contemplated by the Agreement and agree that [those lenders] may rely on this opinion as if it were addressed to them. Except for delivery to such lenders, this opinion is rendered solely for your benefit in connection with the subject transaction, and is not to be relied upon by any other person, or otherwise furnished to third parties, used, circulated, quoted or relied upon, without our prior consent. This opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein.

                                         Very truly yours,




                                         ------------------------



                             Exhibit 6.4(a) - Page 4